EXHIBIT 4.1



                       GE-WMC MORTGAGE SECURITIES, L.L.C.

                                    Depositor



                               [NAME OF SERVICER]

                                    Servicer



                                       and

                               [NAME OF TRUSTEE].

                                     Trustee



                    ----------------------------------------

                         POOLING AND SERVICING AGREEMENT
                             Dated as of _____, ____

                    ----------------------------------------



                       Mortgage Pass-Through Certificates

                                Series 200__-___

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..........................................................................................

   SECTION 1.01.               Defined Terms...................................................................
   SECTION 1.02.               Allocation of Certain Interest Shortfalls.......................................

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES.....................................

   SECTION 2.01.               Conveyance of Mortgage Loans....................................................
   SECTION 2.02.               Acceptance of REMIC I by the Trustee............................................
   SECTION 2.03.               Repurchase or Substitution of Mortgage Loans by the Originator, the Seller or
                               the Depositor; Payment of Prepayment Charge Payment Amounts.....................
   SECTION 2.04.               [Reserved]......................................................................
   SECTION 2.05.               Representations, Warranties and Covenants of the Servicer.......................
   SECTION 2.06.               Issuance of the REMIC I Regular Interests and the Class R-I Interest............
   SECTION 2.07.               Conveyance of the REMIC I Regular Interests; Acceptance of REMIC I and
                               REMIC II by the Trustee.........................................................
   SECTION 2.08.               Issuance of Class R Certificates................................................
   SECTION 2.09.               Puposes and Powers of the Trust.................................................

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS.................................................

   SECTION 3.01.               Servicer to Act as Servicer.....................................................
   SECTION 3.02.               Collection of Certain Mortgage Loan Payments....................................
   SECTION 3.03.               [Reserved]......................................................................
   SECTION 3.04.               Collection Account, Escrow Account and Distribution Account.....................
   SECTION 3.05.               Permitted Withdrawals From the Collection Account, Escrow Account and
                               Distribution Account............................................................
   SECTION 3.06.               Investment of Funds in the Collection Account, the Escrow Account, the
                               REO Account and the Distribution Account........................................
   SECTION 3.07.               Payment of Taxes, Insurance and Other Charges...................................
   SECTION 3.08.               Maintenance of Hazard Insurance.................................................
   SECTION 3.09.               Maintenance of Mortgage Blanket Insurance.......................................
   SECTION 3.10.               Fidelity Bond; Errors and Omissions Insurance...................................
   SECTION 3.11.               Enforcement of Due-On-Sale Clauses; Assumption Agreements.......................
   SECTION 3.12.               Realization Upon Defaulted Mortgage Loans.......................................
   SECTION 3.13.               Title, Management and Disposition of REO Property...............................
   SECTION 3.14.               [Reserved]......................................................................
   SECTION 3.15.               Reports of Foreclosure and Abandonment of Mortgaged Properties..................
   SECTION 3.16.               Optional Purchase of Defaulted Mortgage Loans...................................
   SECTION 3.17.               Trustee to Cooperate; Release of Mortgage Files.................................
   SECTION 3.18.               Servicing Compensation..........................................................
   SECTION 3.19.               Statement as to Compliance......................................................
   SECTION 3.20.               Assessments of Compliance and Attestation Reports...............................
   SECTION 3.21.               Access to Certain Documentation.................................................
   SECTION 3.22.               Commission Reporting............................................................

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS......................................................................

   SECTION 4.01.               Distributions...................................................................
   SECTION 4.02.               Statements to Certificateholders................................................
   SECTION 4.03.               Remittance Reports and Other Reports to the Trustee; P&I Advances; Payments in
                               Respect of Prepayment Interest Shortfalls.......................................
   SECTION 4.04.               Allocation of Realized Losses...................................................
   SECTION 4.05.               Compliance with Withholding Requirements........................................
   SECTION 4.06.               Commission Reporting............................................................
   SECTION 4.07.               Reserved........................................................................
   SECTION 4.08.               Reserved........................................................................
   SECTION 4.09.               Net WAC Rate Carryover Reserve Account..........................................

ARTICLE V THE CERTIFICATES.....................................................................................

   SECTION 5.01.               The Certificates................................................................
   SECTION 5.02.               Registration of Transfer and Exchange of Certificates...........................
   SECTION 5.03.               Mutilated, Destroyed, Lost or Stolen Certificates...............................
   SECTION 5.04.               Persons Deemed Owners...........................................................
   SECTION 5.05.               Certain Available Information...................................................

ARTICLE VI THE DEPOSITOR AND THE SERVICER......................................................................

   SECTION 6.01.               Liability of the Depositor and the Servicer.....................................
   SECTION 6.02.               Merger or Consolidation of the Depositor or the Servicer........................
   SECTION 6.03.               Limitation on Liability of the Depositor, the Servicer and Others...............
   SECTION 6.04.               Limitation on Resignation of the Servicer.......................................
   SECTION 6.05.               Rights of the Depositor in Respect of the Servicer..............................
   SECTION 6.06.               Sub-Servicing Agreements Between the Servicer and Sub-Servicers.................
   SECTION 6.07.               Successor Sub-Servicers.........................................................
   SECTION 6.08.               Liability of the Servicer.......................................................
   SECTION 6.09.               No Contractual Relationship Between Sub-Servicers and the Trustee or
                               Certificateholders..............................................................
   SECTION 6.10.               Assumption or Termination of Sub-Servicing Agreements by Trustee................
   SECTION 6.11.               Sub-Servicing Accounts..........................................................

ARTICLE VII DEFAULT............................................................................................

   SECTION 7.01.               Servicer Events of Default......................................................
   SECTION 7.02.               Trustee to Act; Appointment of Successor........................................
   SECTION 7.03.               Notification to Certificateholders..............................................
   SECTION 7.04.               Waiver of Servicer Events of Default............................................

ARTICLE VIII CONCERNING THE TRUSTEE............................................................................

   SECTION 8.01.               Duties of Trustee...............................................................
   SECTION 8.02.               Certain Matters Affecting the Trustee...........................................
   SECTION 8.03.               The Trustee Not Liable for Certificates or Mortgage Loans.......................
   SECTION 8.04.               Trustee  May Own Certificates...................................................
   SECTION 8.05.               Trustee's Fees and Expenses.....................................................
   SECTION 8.06.               Eligibility Requirements for Trustee............................................
   SECTION 8.07.               Resignation and Removal of the Trustee..........................................
   SECTION 8.08.               Successor Trustee...............................................................
   SECTION 8.09.               Merger or Consolidation of Trustee..............................................
   SECTION 8.10.               Appointment of Co-Trustee or Separate Trustee...................................
   SECTION 8.11.               Appointment of Custodians.......................................................
   SECTION 8.12.               Appointment of Office or Agency.................................................
   SECTION 8.13.               Representations and Warranties of the Trustee...................................

ARTICLE IX TERMINATION.........................................................................................

   SECTION 9.01.               Termination Upon Repurchase or Liquidation of All Mortgage Loans................
   SECTION 9.02.               Additional Termination Requirements.............................................

ARTICLE X REMIC PROVISIONS.....................................................................................

   SECTION 10.01.              REMIC Administration............................................................
   SECTION 10.02.              Prohibited Transactions and Activities..........................................
   SECTION 10.03.              Servicer and Trustee Indemnification............................................

ARTICLE XI MISCELLANEOUS PROVISIONS............................................................................

   SECTION 11.01.              Amendment.......................................................................
   SECTION 11.02.              Recordation of Agreement; Counterparts..........................................
   SECTION 11.03.              Limitation on Rights of Certificateholders......................................
   SECTION 11.04.              Governing Law...................................................................
   SECTION 11.05.              Notices.........................................................................
   SECTION 11.06.              Severability of Provisions......................................................
   SECTION 11.07.              Notice to Rating Agencies.......................................................
   SECTION 11.08.              Article and Section References..................................................
   SECTION 11.09.              Grant of Security Interest......................................................

Exhibits

Exhibit A-1.......Form of Class A Certificate
Exhibit A-2.......Form of Subordinate Certificate
Exhibit A-3.......Form of Class C Certificate
Exhibit A-4.......Form of Class P Certificate
Exhibit A-5.......Form of Class R Certificate
Exhibit B.........Form of Lost Note Affidavit
Exhibit C-1.......Form of Trustee's Initial Certification
Exhibit C-2.......Form of Trustee's Final Certification
Exhibit C-3.......Form of Trustee's Receipt of Mortgage Note
Exhibit D.........Form of Mortgage Loan Purchase Agreement
Exhibit E.........Request for Release
Exhibit F-1.......Form of Transferor Representation Letter and Form of
                  Transferee Representation Letter in Connection with Transfer of Class C and Class P Certificates Pursuant to Rule 144A Under the 1933 Act
Exhibit F-2.......Form of Transfer Affidavit and Agreement and Form of
                  Transferor Affidavit in Connection with Transfer of Residual Certificates
Exhibit G.........Form of Certification with respect to ERISA and the Code
Exhibit H.........Form of Cap Contract
Exhibit I.........Form of Limited Power of Attorney
Exhibit J-1 ......Form of Certification to Be Provided by the Depositor with
                  Form 10-K
Exhibit J-2.......Form of Certification to Be Provided to Depositor by the
                  Trustee
Exhibit J-3.......Form of Certification to Be Provided to Depositor by the
                  Servicer
Exhibit K.........Annual Statement of Compliance pursuant to Section 3.19
Exhibit L.........Form of Back-Up Certification to Form 10-K Certificate


Schedule 1........Mortgage Loan Schedule
Schedule 2........Prepayment Charge Schedule

                  This Pooling and Servicing Agreement, is dated and effective as of ____, ___, among GE-WMC MORTGAGE SECURITIES, L.L.C., as Depositor, [NAME OF SERVICER], as Servicer and [NAME OF TRUSTEE], as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell or transfer pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate shall evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund shall consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than any Servicer Prepayment Charge Payment Amounts, the Net WAC Rate Carryover Reserve Account and the Cap Contract) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC I." The Class R-I Interest shall be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests shall be certificated.

                           REMIC I                     Initial                   Latest Possible
  Designation          Remittance Rate        Uncertificated Balance ($)        Maturity Date(1)
---------------      ------------------      ----------------------------      -------------------
      AA                 Variable(2)
       A                 Variable(2)
      M1                 Variable(2)
      M2                 Variable(2)
      M3                 Variable(2)
      B1                 Variable(2)
      B2                 Variable(2)
      B3                 Variable(2)
      B4                 Variable(2)
      ZZ                 Variable(2)
       P                 Variable(2)

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC II." The Class R-II Interest shall evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.

                                                         Initial Aggregate                 Latest Possible
        Designation            Pass-Through Rate    Certificate Principal Balance          Maturity Date(1)
     -----------------        -------------------  --------------------------------      -------------------
          Class A                 Variable(2)
         Class M-1                Variable(2)
         Class M-2                Variable(2)
         Class M-3                Variable(2)
         Class B-1                Variable(2)
         Class B-2                Variable(2)
         Class B-3                Variable(2)
         Class B-4                Variable(2)
          Class C               Variable(2)(3)
          Class P                   N/A(4)

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class C Certificates shall accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate Uncertificated Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P). The Class C Certificates shall not accrue interest on its Uncertificated Balance.
(4)  The Class P Certificates shall not accrue interest.


         As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance equal to $______.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.     Defined Terms.

         Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months and all calculations on each Regular Interest shall be made on the basis of a 360-day year and the actual number of days in the month.

         "Accrued Certificate Interest": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Adjustable-Rate Certificates, or on the Notional Amount, in the case of the Class C Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, shall not accrue interest. All distributions of interest on the Adjustable-Rate Certificates shall be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Class C Certificates shall be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate or Subordinate Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 4.03(e) or allocated to the Class C Certificates pursuant to Section 1.02 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date not allocated to the Class C Certificates pursuant to Section 1.02. Accrued Certificate Interest with respect to each Distribution Date and any Class C Certificate shall be reduced by (a) Prepayment Interest Shortfalls, if any, allocated to such Class of Certificates pursuant to Section 1.02 hereof, (b) Relief Act Interest Shortfalls, if any, allocated to such Class of Certificates pursuant to Section 1.02 hereof and (c) an amount equal to the portion of Realized Losses, if any, allocable to interest on the Class C Certificate pursuant to Section 4.04 hereof.

         "Adjustable-Rate Certificates": The Class A Certificates and the Subordinate Certificates.

         "Adjustable-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

         "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Subordinate Certificates, the sum of Realized Losses allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.04.

         "Allocated Realized Loss Reimbursement Amount": With respect to any Distribution Date and any Class of Subordinate Certificates, (i) the sum of all Allocated Realized Loss Amounts allocated to such Class of Certificates minus
(ii) the sum of all amounts distributed to such Class of Certificates on previous Distribution Dates pursuant to Section 4.01(a)(4)(ii), minus (iii) the sum of the increases in the Certificate Principal Balance of such Class of Certificates due to the receipt of Subsequent Recoveries as provided in Section 4.01(a)(5).

         "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom if applicable, the mortgage recordation information which has not been returned by the applicable recorder's office and/or the assignee's name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of:

                  (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, including any Subsequent Recoveries,

                  (b) without duplication, the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.13,

                  (c) Compensating Interest, if any, deposited in the Distribution Account by the Servicer for such Distribution Date pursuant to
Section 4.03 and

                  (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date pursuant to Section 4.03,

                  reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents:

                   (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period,

                  (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the end of the prior calendar month),

                  (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Mortgage Loans after the related Prepayment Period,

                  (iv) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Seller, the Originator or any Sub-Servicer pursuant to Section 3.05, Section 3.06 or Section 7.01 or otherwise payable in respect of Extraordinary Trust Fund Expenses,

                  (v) the Trustee Fee and the Custodian Fee payable from the Distribution Account pursuant to Section 8.05,

                  (vi) amounts deposited in the Collection Account or the Distribution Account in error and

                  (vii) the amount of any Prepayment Charges collected by the Servicer and the amount of any Servicer Prepayment Charge Payment Amounts.

         "Balloon Loan": Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

         "Balloon Payment": With respect to any Balloon Loan, as of any date of determination, the Monthly Payment payable on the stated maturity date of such Mortgage Loan.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

         "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates shall be the Class A Certificates and the Subordinate Certificates.

         "Book-Entry Custodian": The custodian appointed pursuant to Section
5.01.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of Connecticut, the State of ___, the State of ___, the State of ___ or in any city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

         ["Cap Amount": For each Class of Adjustable-Rate Certificates, an amount equal to (i) the aggregate amount received by the Trust Fund from the Cap Contract, multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such Class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance immediately prior to the applicable Distribution Date of all Classes of Adjustable-Rate Certificates, directly benefiting from such Cap Contract.]

         "Cap Contract": The interest rate corridor between ____, as Trustee, and the counterparty thereunder, for the benefit of the Holders of the Class A Certificates and the Subordinate Certificates, collectively, a form of which is attached hereto as Exhibit H.

         "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series ___-__, Class A, Class M-1, Class M-2, Class M-3, Class B-1 Class B-2, Class B-3, Class B-4, Class C, Class P and Class R, issued under this Agreement.

         "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the Certificate Principal Balance (or the Notional Amount, in the case of the Class C Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class C Certificates) of such Class of Certificates to be made on such Distribution
Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class C Certificates) of such Class of Certificates as of the Closing Date.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Seller or the Originator or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee may conclusively rely upon a certificate of the Depositor, the Seller or the Originator, in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Margin": With respect to each Adjustable-Rate Certificate and, for purposes of the Marker Rate, the specified REMIC I Regular Interest, as follows:

                                                     Certificate Margin
                       REMIC I Regular          ----------------------------
       Class              Interest               (1) (%)            (2) (%)
    -----------        ---------------          ----------       -----------
         A                    A
        M-1                  M1
        M-2                  M2
        M-3                  M3
        B-1                  B1
        B-2                  B2
        B-3                  B3
        B-4                  B4

----------
(1) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2) For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.


         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to each Class A Certificate, Subordinate Certificate or Class P Certificate and (i) in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof and (ii) as of any date of determination after the first Distribution Date, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus, with respect to each Subordinate Certificate, any increase in the Certificate Principal Balance of such Certificate pursuant to Section 4.01 due to the receipt of Subsequent Recoveries minus all distributions allocable to principal made thereon on such Distribution Date and, in the case of a Subordinate Certificate, Realized Losses allocated thereto on such immediately prior Distribution Date. With respect to each Class C Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balance of the REMIC I Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Subordinate Certificates and the Class P Certificates then outstanding.

         "Certificate Register": The register maintained pursuant to Section
5.02.

         "Certificate Registrar": The registrar appointed pursuant to Section
5.02

         "Class": Collectively, all of the Certificates bearing the same class designation.

         "Class A Certificate": Any one of the Class A Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a (i) Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive Net WAC Rate Carryover Amounts.

         "Class A Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the Class A Certificates, and (ii) the Interest Carry Forward Amount, if any, for the Class A Certificates.

         "Class A Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) ___% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $_______.

         "Class B-1 Certificate": Any one of the Class B-1 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive Net WAC Rate Carryover Amounts.

         "Class B-1 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) ___% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $_____.

         "Class B-2 Certificate": Any one of the Class B-2 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive Net WAC Rate Carryover Amounts.

         "Class B-2 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) ___% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $______.

         "Class B-3 Certificate": Any one of the Class B-3 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive Net WAC Rate Carryover Amounts.

         "Class B-3 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) ____% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $___________.

         "Class B-4 Certificate": Any one of the Class B-4 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive Net WAC Rate Carryover Amounts.

         "Class B-4 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) ____% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $_____.

         "Class C Certificate": Any one of the Class C Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the obligation to pay Net WAC Rate Carryover Amounts.

         "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive Net WAC Rate Carryover Amounts.

         "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) ___% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $___.

         "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive Net WAC Rate Carryover Amounts.

         "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) ___% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $____.

         "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive Net WAC Rate Carryover Amounts.

         "Class M-3 Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) ___% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $_______.

         "Class P Certificate": Any one of the Class P Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC II for purposes of the REMIC Provisions.

         "Class R Certificate": Any one of the Class R Certificates executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 and evidencing the ownership of the Class R-I Interest and the Class R-II Interest.

         "Class R-I Interest": The uncertificated Residual Interest in REMIC I.

         "Class R-II Interest": The uncertificated Residual Interest in REMIC
II.

         "Closing Date": ____,___.

         "Code": The Internal Revenue Code of 1986, as amended, or any successor law.

         "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.04(a), which shall be entitled "[NAME OF SERVICER], as Servicer for [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of GE-WMC Mortgage Securities, L.L.C., Mortgage Pass-Through Certificates, Series 200__-___." The Collection Account must be an Eligible Account.

         "Combined Loan-to-Value Ratio": As of any date of determination, and with respect to second lien Mortgage Loans, the fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the outstanding principal balance of the related first-lien mortgage loan plus (b) the Stated Principal Balance of the related second-lien Mortgage Loan and the denominator of which is (ii) the Value of the related Mortgaged Property.

         "Commission": The Securities and Exchange Commission.

         "Compensating Interest": As defined in Section 4.03(e) hereof.

         "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office, at the date of the execution of this Agreement is located at (i) for purposes of the transfer and exchange of the Certificates, _______, Attention: Corporate Trust Services, and (ii) for all other purposes, ________.

         "Corresponding Certificate": With respect to each REMIC I Regular Interest, the Certificate with the corresponding designation.

         "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Custodian": The Trustee or if the Trustee is not the Custodian, the custodian pursuant to the Custodial Agreement.

         "Custodial Agreement": The custodial agreement dated as of the Cut-off Date, among the Servicer, the Trustee and the Custodian providing for the safekeeping of the Mortgage Files on behalf of the Trust Fund in accordance with this Agreement.

         "Custodian Fee": The amount payable to the Custodian on each Distribution Date by the Trustee pursuant to Section 8.05 as compensation for all services rendered by it under the Custodial Agreement equal to $___ for each Mortgage File in the Custodian's possession corresponding a Mortgage Loan.

         "Custodian Fee Rate": The per annum fee paid to the Custodian on each Distribution Date equal to the Custodian Fee expressed as a percentage of the aggregate Stated Principal Balance of the Mortgage Loans.

         "Cut-off Date": With respect to any Mortgage Loan, the close of business on ___,___. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

         "DBRS": Dominion Bond Rating Services, Inc. or its successor in interest.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates": As defined in Section 5.01(b).

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

         "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the related Due Date. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60-days delinquent," "90-days delinquent" and so on.

         "Delinquency Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the rolling three month average of the Stated Principal Balance of all Mortgage Loans that are 60 or more days Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period; provided, however, that any Mortgage Loan purchased by the Servicer pursuant to Section 3.16 shall not be included in either the numerator or the denominator for purposes of calculating the Delinquency Percentage.

         "Depositor": GE-WMC Mortgage Securities, L.L.C., a Delaware limited liability company, or its successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F-1" by Fitch, "A-1" by S&P and "R-1 (highest)" by DBRS, if rated by DBRS (or comparable ratings if Moody's, Fitch, S&P and DBRS are not the Rating Agencies).

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to each Distribution Date, the [fifteenth] day of the calendar month in which such Distribution Date occurs or, if such [fifteenth] day is not a Business Day, the Business Day immediately preceding such [fifteenth] day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(e), which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered Holders of GE-WMC Mortgage Securities, L.L.C., Mortgage Pass-Through Certificates, Series 200_-___." The Distribution Account must be an Eligible Account.

         "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in _____, ___.

         "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period from and including the second day of the month immediately preceding the month in which such Distribution Date occurs to and including the related Due Date.

         "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution or trust company, the short-term unsecured debt obligations of which are rated "P-1" by Moody's, "F-1" by Fitch, "R-1" by DBRS and "A-1+" by S&P (or comparable ratings if Moody's, Fitch, DBRS and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or
(iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account": The account or accounts created and maintained pursuant to Section 3.04(c).

         "Escrow Payments": The amounts constituting taxes, and/or fire and hazard insurance premiums escrowed by the Mortgagor with the mortgagee pursuant to a voluntary escrow agreement related to any Mortgage Loan.

         "Estate in Real Property": A fee simple estate or leasehold estate in a parcel of land.

         "Expense Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate (or the Mortgage Rate for such Mortgage Loan in the case of any Fixed-Rate Mortgage
Loan) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the Custodian Fee Rate.

         "Expense Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate thereon as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the Custodian Fee Rate.

         "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee or any director, officer, employee or agent of the Trustee, from the Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii) and any amounts payable by the Trustee for the recording of the Assignments pursuant to Section 2.01.

         "Fannie Mae": Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "FICO" means Fair Isaac & Co., or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator, the Seller, the Depositor or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16 or Section 9.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         "Fitch": Fitch, Inc., or its successor in interest.

         "Fixed-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a fixed Mortgage Rate.

         "Formula Rate": For any Distribution Date and each Class of Adjustable-Rate Certificates, the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the related Maximum Cap Rate.

         "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Rate for such Adjustable-Rate Mortgage Loan.

         "Highest Priority" As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates.

         ["HOEPA": The Home Ownership and Equity Protection Act of 1994.]

         "Indenture": An indenture relating to the issuance of notes secured by all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates, which may or may not be guaranteed by an insurer.

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer, the Seller, the Originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Seller, the Originator, the Servicer or any Affiliate thereof and
(c) is not connected with the Depositor, the Seller, the Originator, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Seller, the Originator, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor shall not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to each Adjustable-Rate Mortgage Loan and each related Adjustment Date, [the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available as of the first business day 45 days or more prior to such Adjustment Date, as specified in the related Mortgage Note].

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Accrual Period": With respect to any Distribution Date and the Adjustable-Rate Certificates, the period from and including the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the day preceding such Distribution Date. With respect to any Distribution Date and the Class C Certificates and the REMIC I Regular Interests, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

         "Interest Carry Forward Amount": With respect to any Distribution Date and the Class A Certificates or any Class of Subordinate Certificates, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class of Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any Interest Carry Forward Amount for such Class of Certificates remaining undistributed from the previous Distribution Date, plus accrued interest thereon calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

         "Interest Determination Date": With respect to the Adjustable-Rate Certificates, and solely for purposes of calculating the Marker Rate, REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3, and REMIC I Regular Interest B4 and any Interest Accrual Period therefor, the second LIBOR Business Day preceding the commencement of such Interest Accrual Period.

         "Interest Distribution Amount": With respect to any Distribution Date and the Class A Certificates, any Class of Subordinate Certificates or the Class C Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

         "Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Mortgage Loans.

         "Investment Account": As defined in Section 3.06.

         "Late Collections": With respect to any Mortgage Loan for which a P&I Advance or Servicing Advance was made, all amounts received subsequent to the date on which such P&I Advance or Servicing Advance was made, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but that were Delinquent the date on which such P&I Advance or Servicing Advance was made, and not previously recovered.

         "LIBOR Business Day": Any day on which banks in the City of London and City of New York are open and conducting transactions in United States dollars.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to
Section 9.01.

         "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.13, Section 3.16 or Section 9.01.

         "Loan-to-Value Ratio": As of any date of determination and with respect to first lien Mortgage Loans, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note, substantially in the form of Exhibit B hereto.

         "Marker Rate": With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC I Remittance Rate for REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3, REMIC I Regular Interest B4 and REMIC I Regular Interest ZZ, with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) subject to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Net WAC Pass-Through Rate for the purpose of this calculation for such Distribution Date and with the rate on REMIC I Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the REMIC I Remittance Rate and the related caps with respect to REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3 and REMIC I Regular Interest B4 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

         "Maximum Cap Rate": For any Distribution Date with respect to the Class A Certificates and the Subordinate Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

         "Maximum Uncertificated Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I Remittance Rate applicable to REMIC I Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I Regular Interest ZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3 and REMIC I Regular Interest B4 for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the related Net WAC Pass-Through Rate; provided, however, that solely for this purpose, calculations of the REMIC I Remittance Rate and the related caps with respect to each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

         "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         "MERS Mortgage Loan": Any Mortgage Loan registered with MERS on the MERS(R) System.

         "MERS(R) System": The system of recording transfers of mortgages electronically maintained by MERS.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.02; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc., or its successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement as held from time to time as a part of REMIC I, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, or the agreement between the Seller and the Originator, regarding the transfer of the Mortgage Loans by the Originator to or at the direction of the Seller, as applicable, each substantially in the form of Exhibit D annexed hereto.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (1) the Originator's Mortgage Loan identifying number;

                  (2) [Reserved];

                  (3) the state and zip code of the Mortgaged Property;

                  (4) a code indicating whether the Mortgaged Property is owner-occupied;

                  (5) the type of Residential Dwelling constituting the Mortgaged Property;

                  (6) the original months to maturity;

                  (7) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio at origination;

                  (8) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (9) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (10) the stated maturity date;

                  (11) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

                  (12) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (13) the original principal amount of the Mortgage Loan;

                  (14) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (15) a code indicating the purpose of the Mortgage Loan (I.E., purchase, refinance cashout, or refinance no cashout);


                  (16) the [risk grade assigned] by the Originator;

                  (17) the Value of the Mortgaged Property;

                  (18) the purchase price of the Mortgaged Property, if applicable;

                  (19) the FICO score of the primary Mortgagor;

                  (20) a code indicating whether a Prepayment Charge is applicable and if so, the term and the amount of such Prepayment Charge;

                  (21) a code indicating the type of Mortgage Loan (E.G., balloon loan, interest only loan);

                  (22) a code indicating the documentation program (I.E., Full Documentation, Limited Documentation or Stated Income);

                   (23) the Mortgage Rate at origination; and

                   (24) with respect to the Adjustable-Rate Mortgage Loans:

                           (i) the Gross Margin;

                           (ii) the Maximum Mortgage Rate;

                           (iii) the Minimum Mortgage Rate;

                           (iv) the Periodic Rate Cap;

                           (v) the maximum first Adjustment Date Mortgage Rate
                  adjustment; and

                           (vi) the first Adjustment Date immediately following
                  the Cut-off Date.

         The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans and in the aggregate as of the Cut-off Date:
(1) the number of Mortgage Loans; (2) the current aggregate Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average remaining term to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

         "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including any riders thereto.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

         "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) with respect to each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (ii) with respect to the Adjustable-Rate Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable-Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property identified in the related Mortgage as securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling (excluding for purposes of construing the representations or warranties made in the Mortgage Loan Purchase Agreement, any improvements thereupon not considered by the appraiser in determining the Value of such Mortgaged Property).

         "Mortgagor": The obligor(s) on a Mortgage Note.

         "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Class A Interest Distribution Amount, (B) the Interest Distribution Amounts distributable to the Subordinate Certificates and (C) the Principal Remittance Amount and (ii) any Overcollateralization Reduction Amount for such Distribution Date.

         "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

         "Net WAC Pass-Through Rate": For any Distribution Date with respect to the Class A Certificates and the Subordinate Certificates, a per annum rate equal to the product of (x) (a) the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period; for federal income tax purposes, however, the equivalent of the foregoing, expressed as the weighted average of the REMIC I Remittance Rate on the REMIC I Regular Interests, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

         "Net WAC Rate Carryover Amount": With respect to the Class A Certificates and any Class of the Subordinate Certificates and any Distribution Date, the sum of (A) the excess, if any, of (i) the amount of interest such Certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been calculated at the related Formula Rate, over (ii) the amount of interest accrued on such Certificates at the related Net WAC Pass-Through Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate applicable for such Class in each case for the Interest Accrual Period for the current Distribution Date.

         "Net WAC Rate Carryover Reserve Account": The Net WAC Rate Carryover Reserve Account established and maintained pursuant to Section 4.09.

         "Net WAC Rate Carryover Reserve Account Deposit": With respect to the Net WAC Rate Carryover Reserve Account, an amount equal to $5,000, which the Depositor shall deposit into the Net WAC Rate Carryover Reserve Account pursuant to Section 4.09 hereof.

         "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

         "Nonrecoverable Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Non-United States Person": Any Person other than a United States
Person.

         "Notional Amount": With respect to the Class C Certificates and any Distribution Date, the aggregate Uncertificated Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P), immediately prior to such Distribution Date.

         "Officers' Certificate": With respect to the Depositor, a certificate signed by the President, Vice President or Secretary. With respect to the Servicer, any officer who is authorized to act for the Servicer in matters relating to this Agreement, and whose action is binding upon the Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

         "One-Month LIBOR": With respect to the Adjustable-Rate Certificates, REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3 and REMIC I Regular Interest B4 and any Interest Accrual Period therefor, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date shall be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards, if necessary, to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trustee shall select, after consultation with the Depositor, an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer acceptable to the Trustee if such opinion is delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or
(b) compliance with the REMIC Provisions must be an opinion of Independent outside counsel.

         "Optional Termination Date": The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund is reduced to an amount less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Originator": _________.

         "Overcollateralization Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties immediately following such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), over (b) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Subordinate Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution
Date).

         "Overcollateralization Increase Amount": With respect to any Distribution Date, the lesser of (a) the excess, if any, of (i) the Overcollateralization Target Amount applicable to such Distribution Date over
(ii) the Overcollateralization Test Amount applicable to such Distribution Date and (b) the Net Monthly Excess Cashflow for such Distribution Date.

         "Overcollateralization Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the excess, if any, of
(i) the Overcollateralization Test Amount for such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date and (b) the Principal Remittance Amount.

         "Overcollateralization Target Amount": With respect to any Distribution Date (i) prior to the Stepdown Date, ___% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) ___% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (y) $____, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Subordinate Certificates to zero, the Overcollateralization Target Amount shall be zero.

         "Overcollateralization Test Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties immediately following such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), over (b) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Subordinate Certificates and the Class P Certificates immediately preceding such Distribution Date minus the Principal Remittance Amount for such Distribution Date.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer or a successor Servicer in respect of any Distribution Date representing the aggregate of all payments of principal (other than Balloon Payments) and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.03.

         "Pass-Through Rate": With respect to any Class of Adjustable-Rate Certificates and any Distribution Date, the least of (x) One-Month LIBOR plus the related Certificate Margin for such Distribution Date, (y) the Maximum Cap Rate for such Distribution Date and (z) the Net WAC Pass-Through Rate for such Distribution Date.

         With respect to the Class C Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC I Regular Interest P and (ii) interest on the Uncertificated Balance of each REMIC I Regular Interest listed in clause (y) at a rate equal to the related REMIC I Remittance Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC I Regular Interests AA, A, M1, M2, M3, B1, B2, B3, B4 and ZZ.

         "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Subordinate Certificates (other than the Class B-4 Certificates) are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. The Class B-4 Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $50,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $20 and integral multiples thereof. The Class C Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Notional Amount of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and multiples thereof.

         "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment; and

                  (vi) units of money market funds, including money market funds managed or advised by the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAA" by Fitch, "AAA" by DBRS and "AAAm" by S&P (if rated by the respective Rating Agency);

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         "Prepayment Assumption": _____.

         "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, fee or charge payable by a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Charges so held being identified in the Prepayment Charge Schedule (other than any Servicer Prepayment Charge Payment Amount).

         "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the Trust Fund on such date, attached hereto as Schedule 2 (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

                  (iv) the term of the related Prepayment Charge;

                  (v) the original Stated Principal Balance of the related Mortgage Loan; and

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

         The Prepayment Charge Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Servicer to the Trustee.

         "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date in the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days from and including the first day of the calendar month in which such Distribution Date occurs to and including the last date through which interest is collected from the related Mortgagor. To the extent not otherwise retained by the Servicer, the Servicer may withdraw such Prepayment Interest Excess from the Collection Account in accordance with Section 3.05(a)(iv).

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days from and including the day after the last date on which interest is collected from the related Mortgagor to and including the last day of the calendar month preceding such Distribution Date. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in
Section 4.03(e).

         "Prepayment Period": With respect to any Distribution Date, the period from and including the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including ______) to and including the Determination Date in the calendar month in which such Distribution Date occurs.

         "Principal Distribution Amount": With respect to any Distribution Date, the lesser of (a) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts payable to the Class A and Subordinate Certificates on such Distribution Date, and (b) the sum of: (i) the Principal Remittance Amount for such Distribution Date, and (ii) the amount of any Overcollateralization Increase Amount for such Distribution Date; LESS (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event shall the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Subordinate Certificates.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to any Distribution Date, the sum of: (i) the principal portion of each Monthly Payment on the Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the Stated Principal Balance of any Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03,
Section 3.16 or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Prepayment Period; and (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Subsequent Recoveries, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Mortgage Loans, net of any portion thereof that represents a recovery of principal for which a P&I Advance was made by the Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date.

         ["Prospectus Supplement": The Prospectus Supplement, dated _____, relating to the public offering of the Class A Certificates and Subordinate Certificates (other than the Class B-4 Certificates).]

         "PTCE": A Prohibited Transaction Class Exemption.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16 or
Section 9.01, and as confirmed by an Officers' Certificate from the Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the Servicer, which payment or P&I Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.05(a)(v) and 3.16 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, as well as any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law.

         "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate as of the Due Date in the calendar month during which the substitution occurs not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to any Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to any Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to Adjustable-Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to any Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date,
(x) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) have a Prepayment Charge provision at least equal to the Prepayment Charge provision of the Deleted Mortgage Loan and (xiii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause
(vii) hereof shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         "Rating Agency" or "Rating Agencies": [Moody's, Fitch and S&P] or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

         "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to
(i) the unpaid Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.05(a)(v) and Section 3.12(c), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.05(a)(ii).

         If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of Realized Losses with respect to that Mortgage Loan shall be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

         With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.05(a)(v) and Section 3.12(c), minus
(v) the aggregate of all P&I Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, shall be reimbursed pursuant to Section 3.13 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, shall be transferred to the Distribution Account pursuant to Section 3.13.

         With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the Stated Principal Balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the Stated Principal Balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         "Record Date": With respect to each Distribution Date and any Adjustable-Rate Certificate that is a Book-Entry Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Class of Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Reference Banks": Four leading banks selected by the Trustee (after consultation with the Depositor) which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Trustee.

         "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "Regular Certificate": Any Class A Certificate, Subordinate Certificate, Class P Certificate or Class C Certificate.

         "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

         "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss. 229.1100-229, 1123, as amended from time to time.

         "Relief Act": The Servicemembers Civil Relief Act or any applicable state law providing similar relief.

         "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC Available Funds": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, including any Subsequent Recoveries, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.13, (c) Compensating Interest, if any, deposited in the Distribution Account by the Servicer for such Distribution Date pursuant to
Section 4.03 and (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the end of the prior calendar month), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Seller, the Originator or any Sub-Servicer pursuant to Section 3.05, Section 3.06 or Section 7.01 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee and the Custodian Fee payable from the Distribution Account pursuant to Section 8.05, (vi) amounts deposited in the Collection Account or the Distribution Account in error and (vii) the amount of any Prepayment Charges collected by the Servicer and the amount of any Servicer Prepayment Charge Payment Amounts.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) to the extent conveyed pursuant to Section
2.01 and (v) the Collection Account (other than any amounts representing any Servicer Prepayment Charge Payment Amounts), the Distribution Account (other than any amounts representing any Servicer Prepayment Charge Payment Amounts) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes any Servicer Prepayment Charge Payment Amounts, the Net WAC Rate Carryover Reserve Account, the Cap Contract, all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

         "REMIC I Interest Loss Allocation Amount": With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC I Remittance Rate for REMIC I Regular Interest AA minus the Marker Rate, divided by (b) 12.

         "REMIC I Overcollateralization Target Amount": 1.00% of the Overcollateralization Target Amount.

         "REMIC I Overcollateralized Amount": With respect to any date of determination, (i) the aggregate Uncertificated Balance of the REMIC I Regular Interests minus (ii) the aggregate Uncertificated Balance of REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3 and REMIC I Regular Interest B4, in each case as of such date of determination.

         "REMIC I Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and
(ii) one minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3 and REMIC I Regular Interest B4 and the denominator of which is the aggregate Uncertificated Balance of REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3, REMIC I Regular Interest B4 and REMIC I Regular Interest ZZ.

         "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I and listed in the Preliminary Statement. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC I Remittance Rate": With respect to each REMIC I Regular Interest, the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans.

         "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-II Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC II Certificate": Any Regular Certificate or Class R Certificate.

         "REMIC II Regular Interest": Any Class A Certificate, Subordinate Certificate, Class P Certificate or Class C Certificate.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interest": Any REMIC I Regular Interest or REMIC II Regular Interest.

         "Remittance Report": A report in form and substance that is acceptable to the Trustee and the Depositor in electronic format prepared by the Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee, the Depositor and the Servicer.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

         "REO Account": Each of the accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.13, which account may be the Collection Account subject to Section 3.13.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.13(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.13(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by the Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in
Section 3.13.

         "Representative": _____.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

         "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         "Residential Dwelling": Any one of the following: (i) an attached or detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a condominium project or (iv) a detached or attached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (unless such mobile or manufactured home is defined as real property under applicable state law).

         "Residual Certificate": The Class R Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee, any officer assigned to and working in the Corporate Trust Office or in a similar group and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Scheduled Principal Balance": With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding Stated Principal Balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

         "Seller": ________, or its successor in interest, in its capacity as seller under the related Mortgage Loan Purchase Agreement.

         "Senior Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, calculated after taking into account distribution of the Principal Distribution Amount then entitled to distributions of principal on such Distribution Date, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates, the Class P Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

         "Servicer": ________________, or any successor Servicer appointed as herein provided, in its capacity as Servicer hereunder.

         "Servicer Event of Default": One or more of the events described in
Section 7.01.

         "Servicer Prepayment Charge Payment Amount": The amounts payable by the Servicer pursuant to Section 2.03(b) in respect of any waived Prepayment Charges.

         "Servicer Remittance Date": With respect to any Distribution Date, ____ p.m. New York time on the ___ day of the calendar month in which the related Distribution Date occurs or if such ___ day is not a Business Day, the Business Day immediately succeeding such ___ day

         "Servicer Reporting Date": With respect to any Distribution Date, the __day of the calendar month in which such Distribution Date occurs or, if such
__ day is not a Business Day, the Business Day immediately succeeding such ___ day.

         "Servicing Advances": The customary, necessary and reasonable "out-of-pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the conservation, management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.04(d), Section 3.08, Section 3.12 and Section 3.13. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advance in respect of a Mortgage Loan or REO Property.

         "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate": ____% per annum.

         "Servicing Officer": Any employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose names appear on a list of Servicing Officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Servicing Standard": The standard set forth in the first paragraph of
Section 3.01.

         "Servicing Transfer Date": _______.

         "Single Certificate": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $1,000. With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         "Startup Day": With respect to each Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.12, to the extent distributed pursuant to Section
4.01 on or before such date of determination and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to
Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section
4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

         "Stepdown Date": The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in _____ and (b) the first Distribution Date on which the Senior Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to any distribution of the Class A Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than ____%.

         "Subordinate Certificate": Any one of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates.

         "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 6.06.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 6.11 and is otherwise acceptable to the Servicer.

         "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 6.06.

         "Subsequent Recoveries": As of any Distribution Date, unexpected amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.04) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

         "Substitution Shortfall Amount": As defined in Section 2.03(c).

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC in the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Telerate Page 3750": The display designated as page "3750" on Moneyline Telerate (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "Termination Price": As defined in Section 9.01.

         "Terminator": As defined in Section 9.01.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         "Trigger Event": A Trigger Event is in effect with respect to a Distribution Date on and after the Stepdown Date if:

                  (a) the Delinquency Percentage for the Mortgage Loans exceeds ___% of the Senior Enhancement Percentage for the prior Distribution Date, or

                  (b) the Cumulative Loss Percentage exceeds the applicable percentages set forth below with respect to such Distribution Date:

      DISTRIBUTION DATE OCCURRING IN                 PERCENTAGE
      ------------------------------              -----------------



         "Trust Fund": Collectively, all of the assets of each Trust REMIC, Servicer Prepayment Charge Payment Amounts and the Net WAC Rate Carryover Reserve Account (including any payments made under the Cap Contract deposited therein).

         "Trust REMIC": Each of REMIC I and REMIC II.

         "Trustee": _______, a ______, or its successor in interest, or any successor Trustee appointed as herein provided.

         "Trustee Fee": With respect to each Distribution Date, the sum of the following with respect to each Mortgage Loan: the product of the Trustee Fee Rate and the same principal amount on which interest on such Mortgage Loan accrues for the prior calendar month.

         "Trustee Fee Rate": ____% per annum.

         "Uncertificated Balance": The amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04. The Uncertificated Balance of REMIC I Regular Interest ZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1). The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

         "Uncertificated Interest": With respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC I Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 4.03(e) and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC I Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC I Regular Interest pursuant to Section 1.02 and Section 4.04.

         ["Underwriters' Exemption": As defined in the Prospectus Supplement.]

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.08.

         "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations); provided that, solely for purposes of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

         "Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or, subject to the Originator's underwriting guidelines, an insured automated valuation model.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 97% of all Voting Rights shall be allocated among the Holders of the Class A Certificates, the Subordinate Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights shall be allocated to the Holders of the Class P Certificates and 1% of all Voting Rights shall be allocated among the Holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date; provided that any Certificate registered in the name of the Depositor, the Seller or the Originator or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01.

SECTION 1.02.     Allocation of Certain Interest Shortfalls.

         For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Subordinate Certificates and the Class C Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to reduce the interest accrued on the Class C Certificates to the extent of one month's interest at the applicable Pass-Through Rate on the Notional Amount of such Certificate and thereafter, among the Class A Certificates and the Subordinate Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3, REMIC I Regular Interest B4 and REMIC I Regular Interest ZZ, on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.     Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreements (including, without limitation, the Depositor's right in the representations and warranties and the repurchase obligations of the Originator and the Seller contained therein), any payments made under the Cap Contract and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by or on behalf of the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off
Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreements, and the Trustee on behalf of the Certificateholders, acknowledges receipt of the same.

         In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian on behalf of the Trustee the following documents or instruments with respect to each Mortgage Loan so transferred and assigned, and the Depositor shall, in accordance with Section 2.09, deliver or cause to be delivered to the Custodian, the following documents or instruments (a "Mortgage File"):

                  (i) the original Mortgage Note, with all riders, endorsed in blank, without recourse, or in the following form: "Pay to the order of ______, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee, or with respect to any lost Mortgage Note, an original Lost Note Affidavit; provided however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to ____% of the Pool Balance as of the Cut-off Date;

                  (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with all riders, with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment assigned in blank, without recourse;

                  (iv) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded intervening Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii) or the original unrecorded intervening Assignments;

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy or an attorney's opinion of title or similar guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the Mortgaged Property is located, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

         In addition, in connection with the assignment of any MERS Mortgage Loan, the Depositor agrees that it will cause, at its expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any related Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         If any of the documents referred to in Sections 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         The Originator shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Originator and the Trustee), following the later of (i) the Closing Date, (ii) the date on which the Originator receives the Assignment from the Custodian and
(iii) the date of receipt by the Originator of the recording information for a Mortgage, submit or cause to be submitted for recording, at no expense to the Trust Fund, the Servicer or the Trustee in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and
(iv) above and shall execute each original Assignment referred to in Section 2.01(iii) above in the following form: "_______", as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording [(except with respect to any Mortgage Loan located in Maryland)] unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided further, however, each Assignment shall be submitted for recording by the Originator in the manner described above, at no expense to the Trust Fund, the Servicer or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) [reserved], (iii) the occurrence of a bankruptcy or insolvency relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) with respect to any Assignments, the payment in full of the related Mortgage Note. Notwithstanding the foregoing, if the Originator is unable to pay the cost of recording the Assignments, such expense shall be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

         In the event that any Assignments are not recorded or are improperly recorded, the Servicer shall have no liability for its failure to receive or act on notices not received relating to such failure to record or the improper recording of such Assignments. The Originator shall be required to forward all notices regarding Assignments it receives to the Servicer. In the event that the Trust Fund or the Servicer suffers a loss directly related to the Originator's failure to forward such notices, the Originator shall be required to reimburse and indemnify the Servicer and/or the Trust Fund for such loss.

         All original documents relating to the Mortgage Loans that are not delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, are and shall be held by or on behalf of the Originator, the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee, or to the appropriate Custodian on behalf of the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.


SECTION 2.02.     Acceptance of REMIC I by the Trustee.

         Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all interests and all other assets included in the definition of "REMIC I" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it, or such Custodian as its agent, holds and shall hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or shall hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

         On or prior to the Closing Date, the Trustee agrees, for the benefit of the Certificateholders, to execute and deliver (or cause the Custodian to execute and deliver) to each of the Depositor and the Servicer an acknowledgment of receipt of the Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit C-3 hereto.

         The Trustee agrees, for the benefit of the Certificateholders, to review (or cause a Custodian on its behalf to review) each Mortgage Note within 45 days of the Closing Date and to certify in substantially the form attached hereto as Exhibit C-1 (or cause the Custodian to certify in the form of the Initial Certification attached to the Custodial Agreement) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3), (6),
(9), (10), (13), (15) and (19) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee or such Custodian was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

         Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit C-2 (or shall cause the Custodian to deliver to the Trustee, the Depositor and the Servicer a final certification in the form attached to the Custodial Agreement) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Mortgage Loans. Upon the request of the Servicer, any exception report related to the final certification shall be provided in an electronic computer readable format as mutually agreed upon by the Servicer, the Depositor and the Trustee (or the Custodian on behalf of the Trustee).

         If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File to be missing, mutilated, torn or defaced or does not conform to the requirements identified above, at the conclusion of its review the Trustee (or the Custodian on behalf of the Trustee) shall so notify the Depositor and the Servicer. In addition, upon the discovery by the Depositor, the Servicer or the Trustee of a breach of any of the representations and warranties made by the Originator in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

         The Trustee (or the Custodian on behalf of the Trustee) shall, at the written request and expense of any Certificateholder or Certificate Owner, provide a written report to such Certificateholder or Certificate Owner, of all Mortgage Files released to the Servicer for servicing purposes.


SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator, the Seller or the Depositor; Payment of Prepayment Charge Payment Amounts.

         (a) Upon discovery or receipt of notice (including notice under Section 2.02) of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator and the Servicer of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date the Originator had knowledge or was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Originator under the related Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Originator was notified (subject to Section 2.03(d)) of such missing document, defect or breach, if and to the extent that the Seller or Originator is obligated to do so under the related Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of written certification from the Servicer of such deposit, shall release to the Originator the related Mortgage File and shall request the Trustee to (and the Trustee (or the Custodian on behalf of the Trustee) shall) execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall furnish to it and as shall be necessary to vest in the Originator any Mortgage Loan released pursuant hereto and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the related Mortgage Loan Purchase Agreement, the Originator may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c). It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a document exists or as to which a breach described above has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

         (b)(i) Promptly upon the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05, which materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                  (ii) Notwithstanding the provisions of Section 2.03(b)(i) above, on the later of (x) the Servicer Remittance Date next following the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the Prepayment Charge covenant made by the Servicer in Section 2.05(ix), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge and (y) the Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Servicer shall deposit into the Collection Account, as a Servicer Prepayment Charge Payment Amount, the amount of the waived Prepayment Charge.

         (c) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Originator, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Startup Day for REMIC I.

         As to any Deleted Mortgage Loan for which the Originator, the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator, the Seller or the Depositor, as the case may be, delivering to the Trustee (or the Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee (or the Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in
Section 2.02 and deliver to the Depositor and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor and the Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and shall be retained by the Depositor, the Originator or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders shall reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Depositor, the Originator or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders and the Servicer that such substitution has taken place, shall amend the Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule, to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Servicer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Originator, the related Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof.

         For any month in which the Depositor, the Seller or the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Originator or the Trustee shall determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Depositor, the Seller or the Originator, as the case may be, shall deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall cause the Custodian to release to the Depositor, the Seller or the Originator, as the case may be, the related Mortgage File or Files and shall request the Trustee to (and the Trustee (or the Custodian on behalf of the Trustee) shall) execute and deliver such instruments of transfer or assignment, in each case without recourse, as Depositor, the Seller or the Originator, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, Depositor, the Seller or the Originator, as the case may be, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution shall not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or
(b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Upon discovery by the Depositor, the Originator, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Originator, the Seller or the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the Originator. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Depositor, the Seller or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04.     [Reserved].

SECTION 2.05.     Representations, Warranties and Covenants of the Servicer.

         The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Servicer is a _______ duly organized, validly existing and in good standing under the laws of the State of ____ and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and shall not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

                  (iv) The Servicer is an approved servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

                  (v) No litigation is pending, or to the best of the Servicer's knowledge threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Agreement;

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (viii) The Servicer shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information company or their successors on a monthly basis;

                  (ix) For Principal Prepayments in full, the Servicer shall not waive any Prepayment Charge or part of a Prepayment Charge unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or otherwise limited or prohibited by applicable law, (iii) in the Servicer's reasonable judgment, as described in Section 3.01 hereof, (x) such waiver relates to a default or a Mortgage Loan that is Delinquent, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a Mortgage Loan that is Delinquent), or (iv) the collection of such Prepayment Charge would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. In no event shall the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not Delinquent or related to a default;

                  (x) The information set forth in the monthly tape provided to the Trustee or any of its Affiliates shall be true and correct in all material respects;

                  (xi) The Servicer shall transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-59 days, 60-89 days, 90-119 days, 120 or more days, etc.), foreclosed, in bankruptcy or charged-off;

                  (xii) The Servicer has the facilities, procedures, and experienced personnel necessary for the sound servicing of the Mortgage Loans;

                  (xiii) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

                  (xiv) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (xv) The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading;

                  (xvi) The Servicer possesses all licenses, permits and approvals necessary to Service the Mortgage Loans in accordance with the Servicing Standard set forth in Section 3.01, pursuant to the terms and provision of this Agreement and all applicable laws, and to the best of Servicer's knowledge, all such permits, licenses and approvals are in full force and effect and none have been suspended or revoked, and there are presently pending or, to the Servicer's knowledge, threatened no proceedings to suspend, terminate, restrict or revoke any such permits, license or approvals; and

                  (xvii) The Servicer is rated __________ by S&P, _________ by Moody's and _______ by Fitch, and to the best of Servicer's knowledge there is no pending or contemplated reduction of such ratings, and the Servicer shall give the Trustee and the Depositor prompt written notice in the event there is a reduction of the Servicer's rating by any rating agency.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee and the Depositor. Subject to Section 7.01, the obligation of the Servicer set forth in Section 2.03(b) to cure breaches (or in the case of the representations, warranties and covenants set forth in Section 2.05(vii) and Section 2.05(viii) above, to otherwise remedy such breaches pursuant to Section 2.03(b)) shall constitute the sole remedies against the Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

SECTION 2.06. Issuance of the REMIC I Regular Interests and the Class R-I Interest.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or the Custodian of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Interest in authorized denominations. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R Certificateholders and REMIC I (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

SECTION 2.07. Conveyance of the REMIC I Regular Interests; Acceptance of REMIC I and REMIC II by the Trustee.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC I for the benefit of the Holders of the REMIC I Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-I Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC I and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC I Regular Interests and the Class R Certificates (in respect of the Class R-I Interest). The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC II Regular Interests and the Class R Certificates (in respect of the Class R-II Interest). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and the Class R Certificates (in respect of the Class R-II Interest). The interests evidenced by the Class R-II Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC II.

SECTION 2.08.     Issuance of Class R Certificates.

         (a) The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The interests evidenced by the Class R Certificates, together with the REMIC I Regular Interests and the Regular Certificates constitute the entire beneficial ownership interest in REMIC I and REMIC II.

SECTION 2.09.     Purposes and Powers of the Trust.

         The purpose of the common law trust, as created hereunder, is to engage in the following activities:

         (a) to acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

         (b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

         (c) to make payments on the Certificates;

         (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

         The Trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section
2.09 may not be amended, without the consent of the Certificateholders evidencing [__]% or more of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

SECTION 3.01.     Servicer to Act as Servicer.

         The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with (i) the terms of the respective Mortgage Loans and any insurance policies related thereto, (ii) all Applicable Regulations, (iii) the terms of this Agreement, and (iv) to the extent consistent with the preceding requirements, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

                  (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

                  (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction (all of the foregoing, the "Servicing Standard").

         To the extent consistent with the foregoing the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes related to the Mortgage Loans. Subject only to the above-described Servicing Standard, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 6.06, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee to and shall, to the extent provided for under this Agreement and in accordance with the Servicing Standard, (i) execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of forbearance, or of modification and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties, (ii) institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure to convert the ownership of such properties, and to hold or cause to be held title to such properties, in the name of the Trust Fund, on behalf of the Trustee and the Certificateholders, (iii) market, sell and transfer title of REO Properties held in the name of the Trust Fund to third party purchasers upon terms and conditions the Servicer deems reasonable under the Servicing Standard, (iv) bring or respond to civil actions or complaints (in its own name or that of the Trust Fund or the Trustee on behalf of the Trust
Fund) related to any Mortgage Loan, Mortgaged Property or REO Property held by the Trust Fund and (v) execute any other document necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder consistent with the Servicing Standard.

         At the written request of the Servicer, the Trustee shall execute and furnish to the Servicer such documents as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. By execution of this Agreement, the Trustee, on behalf of the Trust Fund, hereby grants to the Servicer a power of attorney in the form of Exhibit I hereto, to execute any and all documents necessary to carry out any and all servicing duties described in this Agreement (including the taking of and transferring title of REO Properties to third parties held in the name of the Trustee for the benefit of the Trust) and expressly confirms that this paragraph along with the face page and a copy of the signature page (duly executed) to this Agreement shall constitute the power of attorney for evidentiary and/or recording purposes. The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

         Consistent with the terms of this Agreement and with respect to any Mortgage Loan that is Delinquent or in default, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is in conformity with the Servicing Standard; provided, however, that:

                  (A) the Servicer shall not make future advances (except as provided in Section 4.03);

                  (B) the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding Stated Principal Balance (except for reductions resulting from actual payments of principal) or extend the final maturity date on such Mortgage Loan (unless as provided in Section 3.02, (i) the Mortgagor is Delinquent or (ii) the Mortgagor is in default with respect to the Mortgage Loan); and

                  (C) the Servicer shall not permit any waiver, postponement or indulgence or consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modification or (v) second mortgage subordination agreements with respect to any Mortgage Loan that in any case would: (i) affect adversely the status of any Trust REMIC as a REMIC,(ii) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions, or
         (iii) both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (y) cause any Trust REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

         The Servicer may delegate any of its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement. All references to Servicer in this Agreement shall be deemed to include any Sub-Servicer duly appointed by the Servicer pursuant to this Agreement.

         Consistent with the foregoing and this Agreement, the Servicer shall seek to maximize the collection of amounts due, and minimize losses that might be incurred, in connection with any Mortgage Loan. For any Delinquent or defaulted Mortgage Loan, the Servicer (a) shall pursue collection from the related Mortgagor of all amounts due under the terms of such Mortgage Loan, (b) at such time as in the judgment of the Servicer such collection efforts have been exhausted but in no case to exceed a period of __ months since such Mortgage Loan became Delinquent, the Servicer shall consider other workout activities pursuant to Section 3.02 to maximize collections and minimize losses, and (c) at such time as in the judgment of the Servicer such workout activities have been exhausted, the Servicer shall seek all other remedies that in its best judgment are available to maximize collections and minimize losses through foreclosure sale in respect of Mortgaged Properties or through any legal action brought to obtain judgment against the related Mortgagor or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity.

SECTION 3.02.     Collection of Certain Mortgage Loan Payments.

         The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion, with respect to any Mortgage Loan that is Delinquent or in default, (i) waive any late payment charge or, if applicable, penalty interest, (ii) waive any provisions of such Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (iii) extend the due dates for the Monthly Payments due on the related Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (iii) above shall not affect the amortization schedule of such Mortgage Loan for purposes of any computation hereunder. In connection with any such modification, the Servicer may reimburse itself for any unpaid P&I Advances with respect to such modified Mortgage Loan at the time of such modification, in accordance with Section 3.05(a) of this Agreement. In the event of any such arrangement pursuant to clause (iii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the original amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

         Notwithstanding the foregoing, in the event that any Mortgage Loan is Delinquent or in default, the Servicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"). The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of
Section 3.01 shall be reflected in writing in the Mortgage File.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

SECTION 3.03.     [Reserved].

SECTION 3.04.     Collection Account, Escrow Account and Distribution Account.

         (a) Collection Account. On behalf of the Trust Fund, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Collection Account") in accordance with this Section 3.04, held in trust for the benefit of the Trustee and the Certificateholders. The Trustee shall not be responsible for reconciling the Collection Account.

         (b) Deposits to the Collection Account. On behalf of the Trust Fund, the Servicer shall deposit in the Collection Account, in no event more than two Business Days after the Servicer's receipt thereof, the following payments and collections received or made by it subsequent to the Cut-off Date with respect to the Mortgage Loans or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans and REO Properties;

                  (ii) all payments on account of interest (excluding Prepayment Interest Excess collected on any Mortgage Loan during the related Prepayment Period) on the Mortgage Loans and REO Properties adjusted to the Net Mortgage Rate;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard), Subsequent Recoveries and any amounts received in respect of the rental of any REO Property prior to REO Disposition;

                  (iv) all proceeds related to the purchase, substitution or repurchase of any Mortgage Loan or REO Property in accordance with
         Section 2.03;

                  (v) any amounts required to be deposited by the Servicer pursuant to Section 3.09 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor;

                  (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03 (for purposes of this clause (vii), the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution);

                  (viii) any amounts required to be deposited by the Servicer pursuant to Section 4.03(b) or otherwise under this Agreement; and

                  (ix) all Prepayment Charges collected by the Servicer and all Servicer Prepayment Charge Payment Amounts payable by the Servicer pursuant to Section 2.03(b)(ii).

         The foregoing requirements for deposit to the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Prepayment Interest Excess, late payment charges, assumption fees, insufficient funds charges, modification fees and other ancillary fees (but not Prepayment Charges) need not be deposited by the Servicer in the Collection Account and shall upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (c) Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Escrow Account") held in trust for the benefit of the Certificateholders and the Trustee.

         (d) Deposits to the Escrow Account. The Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Escrow Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

         (e) Distribution Account. On behalf of the Trust Fund, the Trustee shall segregate and hold all funds collected and received pursuant to this Agreement separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more segregated accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders.

         (f) Trustee Deposits to the Distribution Account. Upon receipt, the Trustee shall deposit or cause to be deposited into the Distribution Account all payments of any nature received from the Servicer in accordance with this Agreement. The Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

         (g) Servicer Transfer of Funds to the Distribution Account. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 1:00 p.m. (New York time) on the Servicer Remittance Date, (i) that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, and (ii) without duplication, the amount of all Prepayment Charges collected by the Servicer and all Servicer Prepayment Charge Payment Amounts payable by the Servicer pursuant to Section 2.03(b)(ii) (to the extent not related to Principal Prepayments occurring after the related Prepayment Period).

         In addition, the Servicer shall deliver to the Trustee from time to time as required by this Agreement, for deposit and the Trustee shall so deposit, in the Distribution Account:

                  (i) any P&I Advances, as required pursuant to Section 4.03;

                  (ii) any amounts required to be deposited pursuant to Section
         3.13 in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 3.16 and Section 9.01;

                  (iv) any Compensating Interest as required pursuant to Section 4.03(e);

                  (v) [reserved];

                  (vi) any amounts required to be paid by the Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account; and

                  (vii) any amounts required to be paid to the Trustee from the assets of the Trust Fund on deposit in the Collection Account pursuant to this Agreement, including but not limited to amounts required to be paid to the Trustee pursuant to Section 7.02 and Section 8.05.

         Funds held in the Collection Account pursuant to Section 3.04(b) may at any time be delivered by the Servicer to the Trustee for deposit into the Distribution Account and for all purposes of this Agreement shall be deemed to be a part of the Collection Account until the Business Day prior to the Distribution Date; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this paragraph. In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.

         (h) Investment of Account Funds. Funds on deposit in the Collection Account, the Distribution Account, any REO Account and any Escrow Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.06. Any investment earnings or interest paid on funds deposited in the Collection Account, the Distribution Account, any REO Account and any Escrow Account (subject to Section 3.05(b)) shall accrue to the benefit of the Servicer. Any amounts in the Distribution Account earned for the benefit of the Servicer shall be remitted by the Trustee to the Servicer not later than the third Business Day of the month immediately succeeding the month in which such amounts were earned.

         Funds on deposit in the Net WAC Rate Carryover Reserve Account may be invested in Permitted Investments in accordance with Section 3.06, subject to any limitations set forth in Section 4.09 (with respect to the Net WAC Rate Carryover Reserve Account) and any investment earnings or interest paid shall accrue to the benefit of the party designated in such section and the party so designated shall deposit in the related account from its own funds the amount of any loss incurred on Permitted Investments in such account.

         (i) Creation, Location and Subsequent Transfers of Accounts. Each account created pursuant to this Agreement must be an Eligible Account. On or prior to the Closing Date, the Servicer and the Trustee shall give notice, to each other, and the Depositor of the location of any account created by it pursuant to this Agreement. From time to time, the Servicer and the Trustee may each transfer any account created by it to a different depository institution provided that upon such transfer the written notice is provided to all other parties listed in the preceding sentence.

         (j) In order to comply with its duties under the U.S.A. Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the owners of the accounts that the Trustee establishes pursuant to this Agreement including, but not limited to, each account owner's name, address, and other identifying information.

SECTION 3.05. Permitted Withdrawals From the Collection Account, Escrow Account and Distribution Account.

         (a) Collection Account. The Servicer may, from time to time, withdraw from the Collection Account for the following purposes or as described in
Section 4.03:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(g) or permitted to be so remitted pursuant to the last paragraph of Section 3.04(g);

                  (ii) subject to Section 3.12(c), to reimburse itself for (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances and
         (c) any unreimbursed P&I Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to any Late Collections, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received on the related Mortgage Loan and any amounts received in respect of the rental of the related REO Property prior to an REO Disposition that represent payments of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for (a) any unpaid Servicing Fees to the extent not recoverable under Section 3.05(a)(ii), (b) any unpaid P&I Advances or Servicing Advances that have been deemed Nonrecoverable Advances or Nonrecoverable Servicing Advances and (c) to reimburse itself for any P&I Advances previously made from amounts held from time to time in the Collection Account that are not then required to be distributed, including unpaid P&I Advances on Mortgages Loans modified pursuant to Section 3.02 where (x) such P&I Advance is added to the unpaid Stated Principal Balance of such Mortgage Loan or (y) a portion of the unpaid Stated Principal Balance of such Mortgage Loan has been forgiven (provided that such amounts must be deposited into the Collection Account prior to the next Distribution Date);

                  (iv) to pay to itself any Prepayment Interest Excess to the extent not otherwise retained;

                  (v) to reimburse itself for any amounts paid pursuant to
         Section 3.12(b) (and not otherwise previously reimbursed);

                  (vi) to pay to itself as servicing compensation any interest earned on funds in the Collection Account;

                  (vii) subject to Section 4.03(b), to reimburse the Servicer in respect of any unreimbursed P&I Advances to the extent of funds held in the Collection Account for future distribution that were not included in the Available Distribution Amount for the preceding Distribution Date (provided that such amounts must be deposited into the Collection Account prior to the next Distribution Date);

                  (viii) to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                  (ix) to remit to the Trustee any amounts that the Trustee is permitted to be paid or reimbursed from the assets of the Trust Fund pursuant to the terms of this Agreement, including the terms of Section 7.02(a) and Section 8.05;

                  (x) to reimburse the Servicer (if the Servicer is not an Affiliate of the Originator) or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (xi) to pay to the Servicer, Depositor, the Seller or the Originator, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or
         Section 3.16(a) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (xii) to transfer funds in the Collection Account maintained at a particular depository to the Collection Account maintained at a different depository, pursuant to Section 3.04(i);

                  (xiii) to withdraw any funds deposited therein in error; and

                  (xiv) to clear and terminate the Collection Account upon the termination of this Agreement.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (x) and (xi) above. The Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Reporting Date, upon making any withdrawals from the Collection Account pursuant to subclause (viii) above.

         (b) Escrow Account. The Servicer may, from time to time, withdraw from the Escrow Account for the following purposes:

                  (i) to effect payments of ground rents, taxes, assessments, water rates, hazard insurance premiums and comparable items;

                  (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, including without limitation any Insurance Proceeds;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account; and

                  (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

         In the event the Servicer shall deposit in an Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Escrow Account, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

         (c) Distribution Account. The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes:

                  (i) to pay Extraordinary Trust Fund Expenses or reimburse itself for the payment of Extraordinary Trust Fund Expenses;

                  (ii) to make distributions to Certificateholders in accordance with Section 4.01;

                  (iii) to pay to itself and the Custodian amounts to which either is entitled pursuant to Section 8.05;

                  (iv) to pay the Servicer any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.06;

                  (v) to reimburse itself pursuant to Section 7.01;

                  (vi) to pay any amounts in respect of taxes pursuant to
         Section 10.01(g)(iii); and

                  (vii) to clear and terminate the Distribution Account pursuant to Section 9.01.

SECTION 3.06. Investment of Funds in the Collection Account, the Escrow Account, the REO Account and the Distribution Account.

         (a) The Servicer may direct any depository institution maintaining the Collection Account, the Escrow Account (subject to Section 3.05(b)), the Distribution Account (for the period beginning on the Servicer Remittance Date, to but not including the Business Day immediately preceding the related Distribution Date) and the REO Account and the Trustee may direct any depository institution maintaining the Distribution Account (for the period beginning on the Business Day immediately preceding the Distribution Date, to but not including the Distribution Date) (for purposes of this Section 3.06, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, the Escrow Account, and the REO Account) over each such investment and (except with respect to the income on funds held in the Collection Account, the Escrow Account and the REO Account) the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income in the nature of interest from the investment of funds in the Escrow Account (subject to Section 3.05(b)) and the REO Account shall be for the benefit of the Servicer as compensation for the Servicer's services pursuant to this Agreement. The Servicer shall deposit in the Collection Account, the Escrow Account, and the REO Account, as applicable, from its own funds the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

         (c) All income and gain net of any losses realized from amounts on deposit in the Distribution Account shall be for the benefit of the Servicer as compensation for the Servicer's services pursuant to this Agreement. Any amounts in such Distribution Account earned shall be remitted by the Trustee to the Servicer not later than the third Business Day of the month immediately succeeding the month in which such amounts were earned. The amount of any losses incurred in the Distribution Account in respect of any such investments shall be deposited by the Servicer in the Distribution Account out of the Servicer's own funds immediately upon notice thereof from the Trustee.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.07.     Payment of Taxes, Insurance and Other Charges.

         With respect to each first lien Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and, as to those Mortgage Loans subject to a voluntary escrow agreement, shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

         To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

SECTION 3.08.     Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current Stated Principal Balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Stated Principal Balance of the related Mortgage Loan, plus accrued interest at the Mortgage Rate and related Servicing Advances (each measured at the time it became an REO Property). The Servicer shall comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.13, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Stated Principal Balance of the related Mortgage Loan, (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program) and (iii) the maximum insurable value of the improvements which are part of the related Mortgaged Property.

SECTION 3.09.     Maintenance of Mortgage Blanket Insurance.

         In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of ___ or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of Section 3.08, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of
Section 3.08, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

SECTION 3.10.     Fidelity Bond; Errors and Omissions Insurance.

         The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac. Upon reasonable request, the Servicer shall provide the Trustee with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

SECTION 3.11.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.

         The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer is authorized to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. In connection with any assumption or substitution, the Servicer shall follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans serviced solely by it to minimize the potential loss associated with such Mortgage Loan. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or otherwise permitted under Section
3.01. The Servicer shall notify the Trustee and any respective Custodian that any such substitution or assumption agreement has been completed by forwarding to the Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Except as described in this paragraph, the Servicer is not authorized to substitute one borrower for another in connection with any Mortgage Loan.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.11, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.12.     Realization Upon Defaulted Mortgage Loans.

         (a) The Servicer shall, consistent with the Servicing Standard, foreclose upon or otherwise comparably convert the ownership of properties securing the Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses shall be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.05 and Section 3.13. The foregoing is subject to the provision that: (i) in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses and (ii) with respect to any second lien Mortgage Loan for which the related first lien mortgage loan is not included in the Trust Fund, if, after such Mortgage Loan becomes 180 days or more Delinquent and the Servicer, after making a Final Recovery Determination, determines that a net recovery that would eliminate or reduce a Realized Loss by more than an immaterial amount is not possible through foreclosure, such Mortgage Loan may be charged off and such Mortgage Loan shall be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss.

         (b) Reserved.

         (c) Certain of the Mortgage Loans may become Delinquent after the Cut-off Date. The Servicer may, in accordance with the Servicing Standard, either foreclose on any such Mortgage Loan or work out an agreement with the Mortgagor, which may involve waiving or modifying certain terms of the Mortgage Loan. In addition, the Servicer may write-off any second lien Mortgage Loan that is Delinquent by 180 days or more.

SECTION 3.13.     Title, Management and Disposition of REO Property.

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. Pursuant to the power of attorney granted in Section 3.01, the Servicer is hereby authorized to transfer the title of any REO Property taken in the name of the Trustee to a third party purchaser pursuant to this
Section 3.13 without further documentation of its authority as attorney-in-fact for the Trustee on behalf of the Trust. The Servicer, on behalf of the Trust Fund (and on behalf of the Trustee for the benefit of the Certificateholders), shall seek to market and complete the sale of any REO Property within a period not to exceed one year from the date after the Trust Fund acquires ownership of such REO property. To the extent any REO Property requires significant repair to ready that property for sale or should market conditions temporarily prevent or delay the sale of any REO Property, the Servicer shall continue to market the REO Property for sale beyond this one-year period. Notwithstanding the foregoing requirements, the Servicer shall either sell any REO Property before the close of the third taxable year after the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Servicer shall have delivered to the Trustee and the Depositor an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition shall not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the benefit of the Certificateholders and solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

         (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders and appropriate to effect the prompt disposition and sale of the REO Property. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts shall be recoverable from the rental or sale of the REO Property.

         Notwithstanding the Servicer's obligation to the Certificateholders to manage and operate (including the collection of rents from existing tenants and management of any leases acquired with the REO property to the extent applicable) the REO Property from the date of acquisition until the date of sale, neither the Servicer nor the Trustee shall knowingly:

                  (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms shall give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that shall constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund.

         The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.13(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees. The Servicer shall not engage an Independent Contractor to engage in any activities that the Servicer would not be permitted to engage in itself in accordance with the other provisions of this Agreement.

         (d) In addition to the withdrawals permitted under Section 3.13(c), the Servicer may from time to time make withdrawals from the REO Account for any REO
Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.04(g)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.13(c) or this Section 3.13(d).

         (e) Subject to the time constraints set forth in Section 3.13(a) (including the constraint that the Servicer hold and manage each REO Property "solely for the purpose of its prompt disposition"), each REO disposition shall be carried out by the Servicer at such price and upon such terms and conditions as shall be normal and usual in its general servicing activities for similar properties.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.04(g)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with
Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

SECTION 3.14.     [Reserved].

SECTION 3.15.     Reports of Foreclosure and Abandonment of Mortgaged
                  Properties.

         The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.16.     Optional Purchase of Defaulted Mortgage Loans.

         The Servicer may, at its option, purchase a Mortgage Loan which has become 90 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16, the Servicer shall be required to continue to make P&I Advances pursuant to Section
4.03. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer, as applicable, shall purchase such Delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16 shall be accomplished by remittance to the Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Trustee (or the Custodian on behalf of the Trustee) shall immediately effectuate the conveyance of such Delinquent Mortgage Loan to the Servicer, as applicable, to the extent necessary, as requested, and the Trustee (or the Custodian on behalf of the Trustee) shall promptly deliver all documentation to the Servicer as applicable, and as shall be necessary to vest in the Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

         The Servicer may, at its option, repurchase an REO Property. Prior to repurchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly P&I Advances pursuant to Section 4.03. The Servicer shall purchase such REO Property at its fair market value as determined in good faith by the Servicer plus any unreimbursed Servicing Advances and P&I Advances. Any such repurchase of an REO Property pursuant to this Section 3.16 shall be accomplished by delivery to the Trustee for deposit in the Distribution Account of the amount of the purchase price. The Trustee shall immediately effectuate the conveyance of such REO Property to the Servicer to the extent necessary, including the prompt delivery of all documentation to the Servicer.

SECTION 3.17.     Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall promptly notify the Trustee and any related Custodian by a certification in the form of Exhibit E or such other form supplied by the Servicer provided that it does not differ from the substantive content of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(b) have been or shall be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release (and in no event more than ____ Business Days thereafter) the related Mortgage File to the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee and any related Custodian shall, upon request of the Servicer and delivery to the Trustee or such Custodian, as the case may be, of a Request for Release in the form of Exhibit E or such other form supplied by the Servicer provided that it does not differ from the substantive content of Exhibit E, release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee or to such Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been charged off or liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was charged off or liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, upon request, a copy of the Request for Release shall be released by the Trustee or such Custodian to the Servicer.

         (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee shall not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         (d) The Trustee (or the Custodian on behalf of the Trustee) and the Servicer may mutually agree on policies and procedures (commercially reasonable in nature) to allow the submission of any and all requests for the release of a Mortgage File electronically with a digital signature or other identifier to designate the Servicing Officer of the Servicer requesting such collateral.

SECTION 3.18.     Servicing Compensation.

         As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 4.03(e). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds to the extent permitted by Section 3.05(a)(ii), out of general funds in the Collection Account to the extent permitted by Section 3.05(a) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.13. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

         Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, late payment charges, insufficient funds fees, customary real estate referral fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such amounts, fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.05(a)(vi) to withdraw from the Collection Account, pursuant to Section 3.04(h) to withdraw from any Escrow Account and pursuant to Section 3.13(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.06. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.08, Section 3.09 and Section 3.10, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19.     Statement as to Compliance.

         The Servicer shall deliver to the Trustee, the Depositor and each Rating Agency on or before March 15th of each calendar year commencing in ____, an Officers' Certificate, in a form similar to Exhibit M attached hereto agreeable to the parties hereto, stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Servicer to the Trustee.

SECTION 3.20.     Assessments of Compliance and Attestation Reports.

         On and after January 1, 2006, each of the Servicer and the Trustee shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit L). Each of the Servicer and the Trustee shall deliver to the Depositor (and, in the case of delivery by the Servicer to the Depositor, a copy to the Trustee) on or before March 15th of each calendar year beginning in 2007, a report (an "Assessment of Compliance") reasonably satisfactory to the Depositor regarding the Servicer's and Trustee's assessment of compliance with the applicable Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Servicer or the Trustee that contains the following:

         (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer or the Trustee;

         (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer or the Trustee;

         (c) An assessment by such officer of the Servicer's or Trustee's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer or the Trustee, as applicable, that are backed by the same asset type as the Mortgage Loans;

         (d) A statement that a registered public accounting firm has issued an attestation report on the Servicer's or Trustee's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer or Trustee, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer or Trustee, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit L hereto delivered to the Depositor (and, in the case of the Servicer, the Trustee) concurrently with the execution of this Agreement.

         On or before March 15th of each calendar year beginning in 2007, each of the Servicer and the Trustee shall furnish to the Depositor (and, in the case of the Servicer, the Trustee) a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer or the Trustee, as applicable, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         Each of the Servicer and the Trustee shall cause any servicer, and each subcontractor determined by the Servicer or the Trustee, as applicable, to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Depositor (and, in the case of the Servicer, the Trustee) an assessment of compliance and accountants' attestation.

         If the Servicer or the Trustee cannot deliver the related Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, at its sole option, may permit a cure period for the Servicer or the Trustee, as applicable, to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 30th of such year.

         Failure of the Servicer to timely comply with this Section 3.21 shall be deemed a Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

SECTION 3.21.     Access to Certain Documentation.

         The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. Payments on the Mortgage Loans, including any Principal Prepayments in full, made in accordance with the related Mortgage File will be entered into the Servicer's set of records no more than two Business Days after receipt, and allocated to principal or interest as specified in the related Mortgage File. In addition, access to the documentation regarding the Mortgage Loans shall be provided to the Trustee upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access. In each case, access to any documentation regarding the Mortgage Loans may be conditioned upon the requesting party's acknowledgment in writing of a confidentiality agreement reasonably satisfactory to the Servicer regarding any information that is required to remain confidential under the Gramm-Leach-Bliley Act of 1999. Nothing in this Section 3.21 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the borrowers and the failure of the Servicer to provide access as provided in this
Section 3.21 as a result of such obligation shall not constitute a breach of this Section 3.21.

SECTION 3.22.     Commission Reporting.

         (a) (i) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D (the "Distribution Report") (which shall, if applicable, provide the information required by each of the items set forth in Part II thereof) with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as an exhibit thereto; provided that the Trustee shall have received no later than 10 days prior to the date such Distribution Report on Form 10-D is required to be filed, the following information:

                  (I) Notice of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time from the Servicer;

                  (II) Notice of any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes, such as Mortgage Loan substitutions and repurchases, and cash flows available for future purchases, if applicable, from the Depositor, the Seller or Servicer;

                  (III) A brief description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Servicer or of which any property of the foregoing is the subject, that is material to Certificateholders from each of the Depositor, the Seller and the Servicer if applicable;

                  (IV) The information required by Item 2 of Part II of Form 10-Q regarding any sale of securities that are either backed by the same asset pool or are otherwise issued by the issuer, regardless of whether the transaction was registered under the Securities Act of 1933 during the period covered by the report from the Depositor;

                  (V) The information required by Item 3 of Part II of Form 10-Q with respect to defaults upon the senior securities during the period covered by the report, from the Depositor;

                  (VI) Any information required to be disclosed in a report on Form 8-K during the period covered by the report on the Form 10-D, but not reported, whether or not otherwise required by the Form 10-D from the Depositor and the Servicer; and

                  (VII) Any exhibits to the Form 10-D from the Depositor.

         (ii) The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller or the Servicer shall have timely notified the Trustee of an item reportable on a Current Report on Form 8-K and shall have delivered to the Trustee no later than two Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report with respect to:

                  (I) Any entry into a material definitive agreement, any termination of a material definitive agreement and any bankruptcy or receivership of the Depositor, the Seller or the Servicer (including any servicer that does not sign this Agreement and any Sub-Servicer that signs a Sub-Servicing agreement) from the Depositor, the Seller or the Servicers as applicable;

                  (II) Any material modification to the rights of Certificateholders, amendments of the articles of incorporation or bylaws or a change of the fiscal year of any transaction party from each of the Depositor, the Seller or the Servicer as applicable; and

                  (III) Any Securities Act update provided by the Depositor.

         (iii) Prior to January 30th in each year commencing in 2007, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to Sections 3.19 and 3.20. Prior to (x) March 31, [___] and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.19 and 3.20 and a certification in the form attached hereto as Exhibit J-1 (the "Depositor Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. The Depositor, the Seller and the Servicers shall provide the Trustee with the following information, as applicable, no later than March 15th of each calendar year prior to the filing deadline for the Form 10-K:

                  (I) Any exhibits or financial statement schedules required by
         Item 15 of Form 10-K from each of the Depositor, the Seller and the Master Servicer;

                  (II) A description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Servicer or of which any property of the foregoing is the subject, that is material to Certificateholders from each of the Depositor, the Seller and the Servicer, if applicable;

                  (III) A description of any affiliations between the transaction parties pursuant to Item 1119 of Regulation AB from the Depositor; and

                  (IV) The Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.19 and 3.20.

         (b) The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this
Section 3.25; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor electronically or at the addressed set forth in Section 11.05. Fees and expenses incurred by the Trustee in connection with this Section 3.25 shall not be reimbursable from the Trust Fund.

         (c) The Trustee shall sign a certification (in the form attached hereto as Exhibit R-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Trustee's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Depositor Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

         The Trustee shall subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon third party claims relating to information included in any Form 10-K provided by the Trustee other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs arising out of third party claims relating to information contained in the Depositor Certification, the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.19 and 3.20. In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.22 or the Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee, in connection with a breach of the Trustee's obligations under this Section 3.22 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

         (d) Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.22(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

         (e) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

         (f) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

         (g) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22(b) comply with the reporting requirements under the Exchange Act, the Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 3.22(b) in order to comply with such amended reporting requirements and such amendment of this Section 3.22(b). Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

         Each of the parties acknowledges and agrees that the purpose of Sections 3.19, 3.20 and this Section 3.22 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the 1934 Act (17 C.F.R. ss.ss. 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties' obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.     Distributions.

         (a) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

                  (i) first, to the Holders of REMIC I Regular Interest AA, REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3, REMIC I Regular Interest B4, REMIC I Regular Interest ZZ and REMIC I Regular Interest P, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I Regular Interest ZZ shall be reduced and deferred when the REMIC I Overcollateralized Amount is less than the REMIC I Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Interest Deferral Amount and such amount shall be payable to the Holders of REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3 and REMIC I Regular Interest B4 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC I Regular Interest ZZ shall be increased by such amount;

                  (ii) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) 98.00% of such remainder, to the Holders of REMIC
                  I Regular Interest AA and REMIC I Regular Interest P, until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero, provided, however, that REMIC I Regular Interest P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC I Regular Interest P, until $100 has been distributed pursuant to this clause;

                           (b) 2.00% of such remainder, first, to the Holders of
                  REMIC I Regular Interest A, REMIC I Regular Interest M1, REMIC I Regular Interest M2, REMIC I Regular Interest M3, REMIC I Regular Interest B1, REMIC I Regular Interest B2, REMIC I Regular Interest B3 and REMIC I Regular Interest B4, 1.00% and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC I Regular Interests are reduced to zero, and second, to the Holders of REMIC I Regular Interest ZZ, until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-II Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to the Holders of (i) REMIC I Regular Interest AA and REMIC I Regular Interest P, in that order and (ii) REMIC I Regular Interest ZZ, respectively; provided that REMIC I Regular Interest P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC I Regular Interest P, until $100 has been distributed pursuant to this clause.

         Notwithstanding the priorities and amounts of distribution of funds pursuant to this Section 4.01(a)(1), actual distributions of the Available Distribution Amount shall be made only in accordance with Section 4.01(a)(2),
(3) and (4).

                  (2) On each Distribution Date, the Trustee shall withdraw the Interest Remittance Amount for such Distribution Date from the Distribution Account and make the following distributions in respect of interest in the following order of priority:

                  (I) to the Holders of the Class A Certificates the Class A Interest Distribution Amount related to such Certificates

                  (II) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, an amount equal to the Interest Distribution Amount for each such Class.

                  (3) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Distribution Amount for such Distribution Date remaining after the distributions made pursuant to (2) above and make the following distributions in respect of principal in the following order of priority:

                  (I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect:

                           (i) to the Holders of the Class A Certificates, the
                  Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance of such Class has been reduced to zero.

                           (ii) sequentially to the Class M-1, Class M-2, Class
                  M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, the Principal Distribution Amount remaining, in each case, until the Certificate Principal Balance of such Class has been reduced to zero.

                  (II) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect:

                           (i) to the Holders of the Class A Certificates, the
                  Class A Principal Distribution Amount, until the Certificate Principal Balances of such Class has been reduced to zero;

                           (ii) to the Holders of the Class M-1 Certificates,
                  the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                           (iii) to the Holders of the Class M-2 Certificates,
                  the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                           (iv) to the Holders of the Class M-3 Certificates,
                  the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                           (v) to the Holders of the Class B-1 Certificates, the
                  Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                           (vi) to the Holders of the Class B-2 Certificates,
                  the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                           (vii) to the Holders of the Class B-3 Certificates,
                  the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                           (viii) to the Holders of the Class B-4 Certificates,
                  the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (4) On each Distribution Date, the Available Distribution Amount remaining after the distributions pursuant to (2) and (3) above shall be distributed by the Trustee as follows:

                  (i) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the related Interest Carry Forward Amount allocable to such Classes of Certificates;

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the related Allocated Realized Loss Reimbursement Amount allocable to such Classes of Certificates;

                  (iii) from amounts otherwise distributable to the Holders of the Class C Certificates, (a) first, to the Net WAC Rate Carryover Reserve Account, the amount required by Section 4.09(b) after taking into account amounts, if any, received under the Cap Contract, and (b) second, to maintain a balance in the Net WAC Rate Carryover Reserve Account equal to the Net WAC Rate Carryover Reserve Account Deposit;

                  (iv) to the Holders of the Class C Certificates, (a) the related Interest Distribution Amount and any Overcollateralization Reduction Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates and the Subordinate Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero, in each case, less amounts distributed pursuant to Section 4.01(a)(4)(iii); and

                  (v) to the Holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts shall be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and second, to the Holders of the Class R Certificates.

         (5) On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.05(a)(ii) and included in the Available Distribution Amount for such Distribution Date shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the Allocated Realized Loss Reimbursement Amount for such Class. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the Allocated Realized Loss Reimbursement Amount for such Class and so on. Holders of such Certificates shall not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

         (b) On each Distribution Date, after making the distributions of the Available Distribution Amount as set forth above, the Trustee shall FIRST, withdraw from the Net WAC Rate Carryover Reserve Account all net income from the investment of funds in the Net WAC Rate Carryover Reserve Account and distribute such amount to the Holders of the Class C Certificates, and SECOND, withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount as follows:

                  FIRST, to the Class A Certificates, the related Net WAC Rate Carryover Amount, on a PRO RATA basis based on such respective Net WAC Rate Carryover Amounts; and

                  SECOND, sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the related Net WAC Rate Carryover Amount.

         On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer, Servicer Prepayment Charge Payment Amounts payable by the Servicer pursuant to Section 2.03(b)(ii), to the extent not related to Principal Prepayments occurring after the related Prepayment Period, and the Trustee shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

         (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date shall be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee maintained for such purpose pursuant to Section 8.12 or such other location specified in the notice to Certificateholders of such final distribution.

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trustee nor the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

         (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates shall be made on the next Distribution Date, the Trustee shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates shall be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified or its agent; and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Representative all remaining amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

         (f) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Subordinate Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this
Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC I Regular Interest to be reduced more than once in respect of any particular amount both (a) allocated to such REMIC I Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

SECTION 4.02.     Statements to Certificateholders.

         On each Distribution Date, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Depositor, the Servicer and each Rating Agency, a statement as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges or Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

                  (iii) the aggregate Servicing Fee received by the Servicer during the related Due Period and the aggregate Trustee Fee received by the Trustee during the related Due Period;

                  (iv) the aggregate amount of P&I Advances for such Distribution Date;

                  (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

                  (vi) the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

                  (vii) the number and aggregate unpaid Stated Principal Balance of Mortgage Loans in respect of which (1) one Monthly Payment is Delinquent, (2) two Monthly Payments are Delinquent, (3) three Monthly Payments are Delinquent and (4) foreclosure proceedings have begun;

                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid Stated Principal Balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value and the Stated Principal Balance of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date, the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the aggregate amount of Subsequent Recoveries received since the Closing Date (to the extent reported to the Trustee);

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xiii) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses (to the extent reported to the Trustee);

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Interest Distribution Amount in respect of the Class A Certificates, the Subordinate Certificates and the Class C Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates and the Subordinate Certificates on such Distribution Date, and in the case of the Class A Certificates, the Subordinate Certificates and the Class C Certificates, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 4.03(e) or allocated to the Class C Certificates;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the Overcollateralization Target Amount and the Senior Enhancement Percentage for such Distribution Date;

                  (xix) the Overcollateralization Increase Amount, if any, for such Distribution Date;

                  (xx) the Overcollateralization Reduction Amount, if any, for such Distribution Date;

                  (xxi) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid Stated Principal Balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

                  (xxii) with respect to Mortgage Loans as to which a Final Recovery Determination has been made, the number of Mortgage Loans, the unpaid Stated Principal Balance of such Mortgage Loans as of the date of such Final Recovery Determination and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

                  (xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Subordinate Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Adjustable-Rate Certificates for the immediately succeeding Distribution Date;

                  (xxiv) the amount on deposit in the Net WAC Rate Carryover Reserve Account as of the Determination Date;

                  (xxv) whether a Trigger Event is in effect;

                  (xxvi) the Net WAC Rate Carryover Amount for the Class A Certificates and the Subordinate Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date and any amounts due and amounts received under the Cap Contract;

                  (xxvii) if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

                  (xxviii) the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date;

                  (xxix) the fees and expenses accrued and paid on such Distribution Date and to whom such fees and expenses were paid; and

                  (xxx) material breaches of representations and warranties regarding the Mortgage Loans.

         The Trustee may make such statement available and certain other information, including, without limitation, information required to be provided by the Trustee, to Certificateholders, the Servicer, the Depositor, the Rating Agencies and to beneficial owners of the Certificates through the Trustee's web site. Such web site is currently located at "www._____.com." Assistance in using the web site can currently be obtained by calling the Trustee's investor relations desk at __________. Parties unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the investor relations desk. The location of such web page and the procedures used therein are subject to change from time to time at the Trustee's discretion upon notice to all affected parties. The Trustee shall have the right to change the way monthly distribution statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement. As a condition to access the Trustee's website, the Trustee may require registration and the acceptance of a disclaimer. Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto acknowledge that in connection with the Trustee's preparation of the foregoing reports, the Trustee shall rely solely upon the information provided to it in the Remittance Reports.

         In the case of information furnished pursuant to subclauses (i) through
(ii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

         Within a reasonable period of time after the end of each calendar year, but in no event later than __ Business Days after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         Within a reasonable period of time after the end of each calendar year, but in no event later than __ Business Days after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trustee and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

         The Trustee shall, upon written request, furnish to each Certificateholder or Certificate Owner, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder or Certificate Owner, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder or Certificate Owner, as applicable, in accordance with such reasonable and explicit instructions and directions as such Certificateholder or Certificate Owner may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Servicer.

         On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

SECTION 4.03. Remittance Reports and Other Reports to the Trustee; P&I Advances; Payments in Respect of Prepayment Interest Shortfalls.

         (a) On the Servicer Reporting Date, the Servicer shall deliver to the Trustee and the Originator by telecopy (or by such other means as the Servicer, the Trustee, the Originator may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report shall include (i) the amount of P&I Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

         The Servicer, within fifteen days after a request from either the Trustee, the Depositor or the Originator, shall forward a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business of any prior Distribution Date, showing, for the period covered by such statement information regarding the Collection Account that is mutually agreed upon by the Servicer and the Trustee, the Depositor or the Originator, as applicable. Copies of such statement shall be provided by the Trustee to any Certificateholder or the Certificate Owner and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request (and the Trustee shall promptly request such report from the Servicer upon receipt of such request), at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

         The Servicer shall furnish to the Trustee monthly information reports on a loan level, as of the related Determination Date, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding monthly information reports on a loan level (in electronic format) shall be received by the Trustee no later than the related Determination Date, which reports shall contain the following:

                  (i) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges);

                  (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

                  (iii) the amount of servicing compensation received by the Servicer during the prior distribution period;

                  (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

                  (v) the aggregate expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.05; and

                  (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) Delinquent (1) 31 to 59 days, (2) 60 to 89 days,
         (3) 90-119 days, (4) 120 or more days; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

         (b) The amount of P&I Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans (other than with respect to any Balloon Loan with a delinquent Balloon Payment as described in clause (iii) below), which Monthly Payments were delinquent as of the close of business on the related Determination Date, (ii) with respect to each second-lien Mortgage Loan and REO Property (other than with respect to any REO Property relating to a Balloon Loan with a Delinquent Balloon Payment as described in clause (iv) below), which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the interest portion of the related Monthly Payment net of the related Servicing Fee, (iii) with respect to each Balloon Loan with a delinquent Balloon Payment, an amount equal to the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the principal amortization schedule for such Balloon Loan assuming such Mortgage Loan was not a Balloon Loan, and (iv) with respect to each REO Property relating to a Balloon Loan with a delinquent Balloon Payment, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the principal amortization schedule for the related Balloon Loan assuming such Mortgage Loan was not a Balloon Loan, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date.

         On or before ____ New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds, (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it shall cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make a P&I Advance as permitted in the preceding sentence or withdrawn by the Servicer as permitted in Section 3.05(a)(vii) in reimbursement of P&I Advances previously made shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trustee shall provide notice to the Servicer, the Depositor and the Originator by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the P&I Advances required to be made by the Servicer for the related Distribution Date.

         (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

         (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor and the Trustee.

         (e) The Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 1:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments in full during the related Prepayment Period and (ii) __% of the amount of its aggregate Servicing Fee for the most recently ended calendar month. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Prepayment Interest Shortfalls. Such amounts so remitted shall be included in the Available Distribution Amount and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay any amounts with respect to Principal Prepayments in part and Relief Act Interest Shortfalls.

SECTION 4.04.     Allocation of Realized Losses.

         (a) On or before each Determination Date, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. On or before each Determination Date, the Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee and the Depositor by the Servicer on the Servicer Reporting Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

         (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: FIRST, in reduction of interest accrued on and otherwise distributable to the Class C Certificates to the extent of Net Monthly Excess Cashflow used to pay principal on the Class A Certificates and the Subordinate Certificates under clause (i) under Section 4.01 hereof; second, in reduction of interest accrued on and otherwise distributable to the Class C Certificates to the extent of Net Monthly Excess Cashflow available for distribution pursuant to clauses (ii) through (vi) of Section 4.01(a)(4) hereof; and THIRD, in reduction of the Certificate Principal Balance of the Class C Certificates (determined after taking into account all distributions made on the Certificates on such Distribution Date), until the Certificate Principal Balance thereof has been reduced to zero. If on any Distribution Date, after all distributions are made by the Trustee pursuant to Section 4.01 hereof, the aggregate Certificate Principal Balance of the Class A Certificates, the Subordinate Certificates and the Class P Certificates exceeds the sum of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after taking into account prepayments during the related Prepayment Period), the amount of such excess shall be allocated: FIRST, to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; SECOND, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; THIRD, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; FOURTH, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; FIFTH, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and SEVENTH, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         Any such allocation to a Class of Subordinate Certificates on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof (after the actual distributions to be made on such Distribution Date pursuant to Section 4.01 hereof) by the amount so allocated; any allocation of Realized Losses to a Class C Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(4)(iv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

         As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder shall be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B4 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest B4 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B3 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest B3 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B2 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest B2 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B1 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest B1 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M3 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest M3 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M2 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest M2 has been reduced to zero; and ninth, to the Uncertificated Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M1 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest M1 has been reduced to zero.

SECTION 4.05.     Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

SECTION 4.06.     Commission Reporting.

         (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Servicer or Trustee shall, if so requested by the Depositor, prepare on behalf of the Trust Fund any Forms 10-D, 8-K and 10-K (or other comparable required form containing the same or comparable information or other information mutually agreed upon) customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Commission to sign) and the Servicer and the Trustee shall, if so requested by the Depositor, file (via the Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). Notwithstanding anything herein to the contrary, the Depositor, and not the Trustee, shall be responsible for executing each Form 10-D, 8-K and10-K filed on behalf of the Trust.

         (b) Each Form 8-K or 10-D shall, if so requested by the Depositor, be filed by the Trustee or the Servicer within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), if so requested by the Depositor, the Trustee or the Servicer shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under
Section 3.19 and the accountant's report described under Section 3.20, in each case to the extent they have been timely delivered to the Trustee or the Servicer, as applicable. If they are not so timely delivered, the Trustee or the Servicer, as applicable, shall, if so requested by the Depositor, file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee or the Servicer, as applicable. Neither the Trustee nor the Servicer shall have any liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to its inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit J-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

         (c) In addition, (x) the Trustee shall sign a certification (in the form attached hereto as Exhibit J-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Certification (the "Trustee's Certification") (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K) and (y) the Servicer shall sign a certification (in the form attached hereto as Exhibit J-3) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates regarding certain aspects of the Certification (the "Servicer Certification"). The Servicer Certification shall be delivered to the Depositor and the Trustee no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day). The Trustee's Certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day). If the Depositor chooses to have the Trustee file the Form 10-K with the Commission on its behalf, it shall deliver the Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

         In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.06 or the Trustee's negligence, bad faith or willful misconduct in connection therewith. The Depositor shall indemnify and hold harmless the Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor's obligations under this Section 4.06 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 4.06 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

         In addition, the Servicer shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer's obligations under this Section 4.06 or the Servicer's negligence, bad faith or willful misconduct in connection therewith. The Depositor shall indemnify and hold harmless the Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor's obligations under this Section 4.06 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Servicer, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 4.06 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other.

         (d) Upon any filing with the Commission, the Servicer or the Trustee, as the case may be, shall promptly deliver to the Depositor a copy of any executed report, statement or information.

         (e) Prior to January 30th of the first year in which it is able to do so under applicable law, if so requested by the Depositor, the Servicer or the Trustee, as the case may be, shall file a Form 15 Suspension Notification with respect to the Trust Fund.

         (f) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 4.06 comply with the reporting requirements under the Exchange Act, the Servicer and the Trustee hereby agrees that they shall reasonably cooperate to amend the provisions of this Section 4.06 (in accordance with Section 11.01) in order to comply with such amended reporting requirements and such amendment of this Section 4.06. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

         (g) Notwithstanding anything to the contrary in Section 4.06, the Depositor reserves the right to execute and file with the Commission reports required for the Trust Fund, provided that the Servicer and the Trustee shall remain obligated to satisfy the other provisions of Section 4.06.

SECTION 4.07.     Reserved.

SECTION 4.08.     Reserved.

SECTION 4.09.     Net WAC Rate Carryover Reserve Account.

         (a) No later than the Closing Date, the Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, [NAME OF TRUSTEE], as Trustee, in trust for the registered Holders of GE-WMC Mortgage Securities, L.L.C., Mortgage Pass-Through Certificates, Series 200_-___." On the Closing Date, the Depositor shall cause an amount equal to the Net WAC Rate Carryover Reserve Account Deposit to be deposited into the Net WAC Rate Carryover Reserve Account. The Trustee shall deposit into the Net WAC Rate Carryover Reserve Account any payments received by it (i) under the Cap Contract for the benefit of the Holders of the Adjustable-Rate Certificates and (ii) pursuant to Section 4.01(a)(4)(iii).

         (b) On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates or the Subordinate Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore shall, deposit into the Net WAC Rate Carryover Reserve Account the amount of such Net WAC Rate Carryover Amount, after taking into account amounts received under the Cap Contract, rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Subordinate Certificates, and shall distribute such amounts to the Holders of the Class A Certificates and the Subordinate Certificates in the amounts and priorities set forth in Section 4.01(b).

         (c) For federal and state income tax purposes, the Class C Certificateholders shall be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC II to the Holders of the Class C Certificates. Upon the termination of the Trust, or the payment in full of the Class A Certificates and the Subordinate Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account shall be released by the Trust Fund and distributed to the Class C Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account shall be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Class A Certificates or the Subordinate Certificates of Net WAC Rate Carryover Amounts shall not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

         (d) By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

         (e) At the written direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trustee shall direct any depository institution maintaining the Net WAC Rate Carryover Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Net WAC Rate Carryover Reserve Account is received by the Trustee, the Trustee shall invest the funds pursuant to clause (vi) of the definition of Permitted Investments. Interest earned on such investment shall be deposited into the Net WAC Rate Carryover Reserve Account.

         (f) For federal income tax return and information reporting, the value assigned to the right of the Holders of the Class A and Subordinate Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be [$ ].

                                   ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.     The Certificates.

         (a) The Certificates in the aggregate shall represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates shall equal the aggregate Stated Principal Balance of the Mortgage Loans.

         The Certificates shall be substantially in the forms annexed hereto as Exhibits A-1 through A-5. The Certificates of each Class shall be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate shall share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed by the Trustee, and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Class A Certificates and the Subordinate Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository, and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Trustee (if the Trustee is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository), to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

         The Trustee, the Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates shall be issued in minimum denominations of $25,000 ($50,000 in the case of the Class B-4 Certificates), except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Servicer, or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 5.02.     Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Servicer and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

         (b) No transfer of any Class B-4, Class C, Class P or Residual Certificate (the "Private Certificates") shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), the Trustee and the Certificate Registrar shall each require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Servicer, or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. If a transfer of an Ownership Interest in the Class B-4 Certificates is to be made without registration under the 1933 Act (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Certificateholder desiring to effect such transfer and a certificate from such Certificateholder's prospective transferee (which in the case of the Book-Entry Certificates, the Certificateholder and the Certificateholder's prospective transferee shall be deemed to have represented such certification), to the effect that, among other things, the transfer is being made to a qualified institutional buyer as defined in Rule 144A under the Securities Act in accordance with Rule 144A. Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Notwithstanding the foregoing, no certification or Opinion of Counsel described in this Section 5.02(b) shall be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501(d) of the 1933 Act.

         (c) No transfer of a Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit G, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Trust Fund, the Depositor, the Trustee and the Servicer and on which they may rely, which shall be to the effect that the purchase and holding of such Certificates is permissible under applicable law, shall not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and shall not subject the Depositor, the Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification shall be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that it is not purchasing with Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

         If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner shall be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         (d)(i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Registrar or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit F-2 from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it shall endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2), to the Certificate Registrar stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                  (ii) The Certificate Registrar shall register the
Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Certificate Registrar as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Certificate Registrar shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                  (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Certificate Registrar on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, shall be remitted by the Certificate Registrar to such purported Transferee. The terms and conditions of any sale under this clause
         (iii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record Holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                  (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions shall not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions shall not cause any Trust REMIC to cease to qualify as a REMIC and shall not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

         (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Residual Certificate, the Holder thereof may exchange, in the manner described above, the Class R Certificate for two separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-I Interest and the Class R-II Interest, in each case that was evidenced by the Class R Certificate being exchanged.

         (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

         (i) The Trustee shall cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate and to provide the Trustee with an updated copy of the Certificate Register on the first Business Day in March and August of each year, commencing in _____.

         (j) Any attempted or purported transfer of any Certificate in violation of the provisions of Section 5.02(c) hereof shall be void AB INITIO and such Certificate shall be considered to have been held continuously by the prior permitted Holder.

SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.     Persons Deemed Owners.

         The Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05.     Certain Available Information.

         On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Private Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate, Certificate Owner or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the private placement memorandum or other disclosure document relating to such Certificate, if any, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date to evidence the Servicer's determination that any P&I Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items shall be available from the Trustee upon request at the expense of the person requesting the same.

SECTION 5.06      Access to List of Certificateholders.

         If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders or Certificate Owners propose to transmit, or if the Depositor or Servicer request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders or Certificate Owners at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder or Certificate Owners, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders or Certificate Owners hereunder, regardless of the source from which such information was derived.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

SECTION 6.01.     Liability of the Depositor and the Servicer.

         The Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Servicer herein.

SECTION 6.02.     Merger or Consolidation of the Depositor or the Servicer.

         Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer shall keep in full effect its existence, rights and franchises as a ________ under the laws of the jurisdiction of its formation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Class A Certificates and the Subordinate Certificates in effect immediately prior to such merger or consolidation shall not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

SECTION 6.03.     Limitation on Liability of the Depositor, the Servicer and
                  Others.

         None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer or the Trustee and any director, officer, employee or agent of the Depositor, the Servicer or the Trustee may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder.

         The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates and any breach of a representation or warranty regarding the Mortgage Loans, other than in the case of the Depositor and the Servicer, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.05, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

SECTION 6.04.     Limitation on Resignation of the Servicer.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Trustee) that such resignation shall not cause such Rating Agency to reduce the then current rating of the Class A Certificates or the Subordinate Certificates. Any such determination pursuant to clause (i) of the preceding sentence, permitting the resignation of the Servicer, shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee. No resignation of the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

         Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor Servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor Servicer.

SECTION 6.05.     Rights of the Depositor in Respect of the Servicer.

         The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor and the Trustee, upon reasonable advance notice in writing, during normal business hours at the office designated by the Servicer, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer's rights and obligations with respect to the Mortgage Loans hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. To the extent such information is not otherwise available to the public, neither the Depositor nor the Trustee shall disseminate any information obtained pursuant to the preceding sentence without the Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

SECTION 6.06.     Sub-Servicing Agreements Between the Servicer and
                  Sub-Servicers.

         (a) The Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrade by any Rating Agency of the ratings on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 6.11 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer shall examine each Sub-Servicing Agreement and shall be familiar with the terms thereof. The terms of any Sub-Servicing Agreement shall not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in
Section 6.11, provisions relating to insurance in Section 3.10 or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee and the Depositor copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

         (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

SECTION 6.07.     Successor Sub-Servicers.

         The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 6.06.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

SECTION 6.08.     Liability of the Servicer.

         Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Depositor and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 6.09. No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
6.10. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 6.10.     Assumption or Termination of Sub-Servicing Agreements by
                  Trustee.

         In the event the Servicer shall for any reason no longer be the Servicer (including termination due to a Servicer Event of Default), the Trustee or its designee shall thereupon assume (or cause its designee or the successor Servicer for the Trustee appointed pursuant to Section 7.02 to assume) all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section
6.07. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to
Section 6.07, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

         The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

SECTION 6.11.     Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                                  ARTICLE VII

                                     DEFAULT

SECTION 7.01.     Servicer Events of Default.

         "Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in this Agreement (or, if the Servicer is the Originator, the failure of the Originator to repurchase a Mortgage Loan as to which a breach has been established that requires a repurchase pursuant to the terms of Section __ of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) [reserved]; or

                  (vii) any failure of the Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until ___ New York time on the Business Day immediately preceding the Distribution Date.

         If a Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Servicer, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof and the Trustee or a successor Servicer appointed in accordance with Section 7.02, shall immediately make such P&I Advance (subject to its own determination as to recoverability, which P&I Advance shall be part of the Available Distribution Amount for such Distribution Date) and assume, pursuant to Section 7.02, the duties of a successor Servicer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account or any REO Account or Escrow Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice is received by the Trustee of any such event and such notice references the Certificates, REMIC I or this Agreement.

         The Trustee shall be entitled to be reimbursed by the Servicer (or by the Trust Fund if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

SECTION 7.02.     Trustee to Act; Appointment of Successor.

         (a) On and after the time the Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to
Section 3.06) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee, as successor to the Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there shall be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, effective from and after the time the Servicer receives a notice of termination or immediately upon assumption of the obligations to make P&I Advances, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Servicer prior to its termination or resignation). Notwithstanding the above and subject to the next paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency (with confirmation from the Rating Agencies that such appointment shall not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates) and having a net worth of not less than $______ as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

         (b) [reserved]

         (c) If the Servicer is terminated pursuant to Section 7.01, then the successor Servicer shall not be permitted to reimburse itself directly for P&I Advances or Servicing Advances under Section 3.05(a)(ii), Section 3.05(a)(iii),
Section 3.05(a)(v) or Section 3.05(a)(vii) if the Servicer has not been fully reimbursed for its P&I Advances and Servicing Advances, but instead the successor Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Servicer Remittance Date. The Trustee is hereby authorized to pay to the terminated Servicer and the successor Servicer, as applicable, reimbursements for P&I Advances and Servicing Advances from the Distribution Account to the same extent each such Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii) or Section 3.05(a)(v), as the case may be. All P&I Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis. At such time as the Servicer has been reimbursed for all P&I Advances and Servicing Advances made by it, the successor Servicer shall no longer be required to remit in accordance with the first sentence of this Section 7.02(c) and shall then be permitted to reimburse itself directly for P&I Advances and Servicing Advances in accordance with
Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii).

SECTION 7.03.     Notification to Certificateholders.

         (a) Upon any termination of the Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Not later than the later of 30 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

SECTION 7.04.     Waiver of Servicer Events of Default.

         The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.     Duties of Trustee

         The Trustee, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its respective satisfaction, such dissatisfied party shall provide notice thereof to the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it, under this Agreement.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require it to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

SECTION 8.02.     Certain Matters Affecting the Trustee

         (a) Except as otherwise provided in Section 8.01:

                  (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Servicer Event of Default hereunder and after the curing of all Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account, the Escrow Account or the REO Account made at the direction of the Servicer pursuant to Section 3.06.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 8.03.     The Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth with respect to such party in Section 8.13) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer, other than, subject to Section 8.01, any funds held by or on behalf of the Trustee in accordance with Section 3.04.

SECTION 8.04.     Trustee  May Own Certificates.

         The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

SECTION 8.05.     Trustee's Fees and Expenses.

         (a) On each Distribution Date the Trustee Fee shall be paid to the Trustee, as compensation for its duties and obligations under this Agreement and the Trustee shall withdraw from the Distribution Account amounts required to pay it such amounts and to pay the Custodian the Custodian Fee or to reimburse the Custodian for expenses, costs and liabilities incurred or reimbursable to it, as such Custodian Fee and expenses (listed separately) are set forth in writing by the Custodian to the Trustee on or prior to the related Determination Date pursuant to the Custodial Agreement. The Trustee or any director, officer, employee or agent of the Trustee shall be indemnified by REMIC I and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee (including the compensation and the expenses and disbursements of its agents and counsel) in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer's obligations and duties under this Agreement and the Mortgage Loans (for which the Servicer shall indemnify pursuant to Section 8.05(b)), (ii) that constitutes a specific liability of the Trustee pursuant to
Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder or as a result of a breach of its obligations under Article X hereof. Any amounts payable to the Trustee or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee or any director, officer, employee or agent of the Trustee may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.

         (b) The Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Servicer to the Trustee shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.

         (c) The Depositor shall cause the Originator to pay, from the Originator's own funds without right of reimbursement, any annual rating agency fees payable to the Rating Agencies for ongoing surveillance.

SECTION 8.06.     Eligibility Requirements for Trustee

         The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Originator, the Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and has a credit rating which would not cause any Rating Agency to reduce its current rating of the Certificates. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07.     Resignation and Removal of the Trustee

         The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer and the Certificateholders not less than __ days before the date of resignation specified in such notice. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Servicer by the Depositor.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its respective property shall be appointed, or any public officer shall take charge or control of the Trustee or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor Trustee, by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor.

         If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

SECTION 8.08.     Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09.     Merger or Consolidation of Trustee

         Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request from the Trustee so to do, or in case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to the Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11.     Appointment of Custodians.

         The Trustee may, with the consent of the Depositor and the Servicer appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Servicer to the Trustee, the consent to which shall not be unreasonably withheld. The Trustee, on behalf of the Trust Fund, shall pay any and all fees and expenses of the Custodian in accordance with Section 8.05 and the Custodial Agreement. The Trustee initially appoints the Custodian as Custodian, and the Depositor and the Servicer consent to such appointment. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder.

SECTION 8.12.     Appointment of Office or Agency.

         The Trustee shall designate an office or agency where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be delivered. As of the Closing Date, the Trustee designates its Corporate Trust Office in ----------.

SECTION 8.13.     Representations and Warranties of the Trustee

         The Trustee hereby represents and warrants, to the Servicer and the Depositor as of the Closing Date, that:

                  (i) It is a _____ association duly organized, validly existing and in good standing under the laws of __________.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, shall not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement shall not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best knowledge, threatened against it which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either its ability to perform its obligations under this Agreement or its financial condition.

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.     Termination Upon Repurchase or Liquidation of All Mortgage
                  Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer and the Trustee (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (b) the Latest Possible Maturity Date, as defined in the Preliminary Statement. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to greater of (A) the aggregate fair market value of all of the assets of REMIC I and (B) the sum of the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised fair market value of the REO Properties plus accrued interest through the end of the calendar month preceding the month of the final Distribution Date and any unreimbursed Servicing Fees, P&I Advances and Servicing Advances (in the case of fair market values required to be determined under (A) or (B) above, as determined by the Terminator and the Trustee); provided, however, such option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the note balance of, each class of notes issued pursuant to the Indenture.

         (b) The Servicer or Holders of at least ___% of the Voting Rights of the Class C Certificates, in the order described below, shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates shall be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only (A) if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is less than ___% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (B) if the Terminator is the Servicer and is an affiliate of the Originator or the Seller, the Servicer shall have delivered to the Trustee a written certification that the burdens of servicing the Mortgage Loans and REO Properties remaining in REMIC I exceed the benefits of the Servicing Fees that would be realized by the Servicer if it continued to service such assets on behalf of the Trust Fund. The Servicer shall first have the right to exercise the purchase option described in the foregoing sentence. If the Servicer does not exercise its right within 60 days of first becoming eligible to do so, the Holders of at least ___% of the Voting Rights of the Class C Certificates shall then have the right to exercise such purchase option for the next 60 day period. Following the expiration of such second 60-day period, either the Servicer or the Holders of at least ___% of the Voting Rights of the Class C Certificates may exercise such purchase option upon written notice to the Trustee. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

         (c) Notice of the liquidation of the REMIC I Regular Interests shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund shall terminate and final payment in respect of the REMIC I Regular Interests and the Certificates shall be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day preceding the final Distribution Date on the Certificates an amount in immediately available funds equal to the above-described purchase price. Upon the making of such final deposit, the Trustee (or the Custodian on behalf of the Trustee) shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee (or the Custodian on behalf of the Trustee) shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

         (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section
4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Representative all remaining amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

         Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

SECTION 9.02.     Additional Termination Requirements.

         (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

         (b) At the expense of the applicable Terminator (or in the event of termination under Section 9.01(a)(ii), at the expense of the Trustee), the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

         (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                                REMIC PROVISIONS

SECTION 10.01.    REMIC Administration.

         (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, (i) the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interest in REMIC I and (ii) the Class A Certificates and the Subordinate Certificates (exclusive of the right to receive payments in respect of the Net WAC Rate Carryover Amounts), the Class C Certificates (exclusive of the obligation to make payments in respect of the Net WAC Rate Carryover Amounts) and the Class P Certificates shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II. The Trustee shall not permit the creation of any "interests" in any Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests and the interests represented by the Certificates.

         (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund caused by the Trustee (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trustee, as agent for each Trust REMIC's tax matters person, shall
(i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the Holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

         (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

         (e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who shall serve as the representative of each Trust REMIC. The Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable each of them to perform their respective obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

         (f) The Trustee shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action shall not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer shall consult with the Trustee, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. The Trustee, upon discovery that any of the Mortgage Loans is not a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, shall enforce the Originator's obligation to repurchase or substitute such Mortgage Loan in accordance with the terms and provisions of the Mortgage Loan Purchase Agreement. The Trustee shall at all times ensure that all of the assets of any Trust REMIC (other than the Mortgage Loans) are "permitted investments" as defined in Section 860G(a)(5) of the Code, as applicable.

         (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

         (h) On or before April 15th of each calendar year, commencing April 15, _____, the Trustee shall deliver to the Servicer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating, without regard to any action taken by any party other than the Trustee, the Trustee's compliance with this Article X.

         (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis. The Trustee shall apply for an Employer Identification Number for the Trust Fund from the Internal Revenue Service via a Form SS-4 or such other form as is appropriate.

         (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund shall not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (k) Neither the Trustee nor the Servicer shall enter into any arrangement by which any Trust REMIC shall receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than the Mortgage Pool which are deemed to constitute "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

SECTION 10.02.    Prohibited Transactions and Activities.

         None of the Depositor, the Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to
Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), or acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), or sell or dispose of any investments in the Collection Account or the Distribution Account for gain, or accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution shall not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

SECTION 10.03.    Servicer and Trustee Indemnification.

         (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Servicer, caused solely by the Trustee's failure to act in accordance with its standard of care set forth in this Article X or any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Trustee.

         (b) The Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Servicer's covenants set forth in Article III or this Article X or any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Servicer or any subservicer.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.    Amendment.

         Subject to the following paragraph, this Agreement may be amended from time to time by the Depositor, the Servicer, the Trustee and, if applicable, the Custodian, without the consent of any of the Certificateholders, in order to (i) cure any ambiguity, omission or defect, (ii) to correct, clarify, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, or (iv) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the Trust Fund; provided that (except any amendment described in clause (iv) above) (a) such amendment does not add any significant provisions to change in any manner or eliminate any of the provisions of this Agreement in a manner the requires the consent of the Holders of Certificates as described below, (b) such action shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by either (i) an Opinion of Counsel delivered to the Servicer and the Trustee to such effect or (ii) confirmation from the Rating Agencies that such amendment shall not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         This Agreement may be amended from time to time by the Depositor, the Servicer, the Trustee and, if applicable, the Custodian, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action shall not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in (i), or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding; provided, further, that, notwithstanding any other provision of this Agreement regarding Voting Rights, no amendment which affects one or more Classes held by the Depositor or Seller or any of their Affiliates shall be effective without the consent of the Depositor or Seller or any of their Affiliates, as applicable, to such amendment.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment shall not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Servicer or the Trustee shall enter into any amendment of this Agreement that would significantly change the permitted activities of the Trust Fund without the consent of the Holders of Certificates that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates.

         Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The cost of any Opinion of Counsel to be delivered pursuant to this
Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

         The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its respective rights, duties and immunities under this Agreement or otherwise.

SECTION 11.02.    Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.03.    Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in the name of the Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04.    Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws excluding the choice of laws provisions therein.

SECTION 11.05.    Notices.

         All directions, demands, requests, authorizations and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, facsimile, electronic mail or delivered in any other manner specified herein, to (a) in the case of the Depositor ______________, or such other address or telecopy number as may hereafter be furnished to the Servicer, and the Trustee in writing by the Depositor, (b) in the case of the Servicer, __________________, or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Servicer, (c) in the case of the Trustee, ___________________, or such other address or telecopy number as may hereafter be furnished in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 11.06.    Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07.    Notice to Rating Agencies.

         The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Servicer;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of the Collection Account or the Distribution Account;

                  7. Any event that would result in the inability of the Trustee, were it to succeed as Servicer, to make advances regarding delinquent Mortgage Loans; and

                  8. The filing of any claim under the Servicer's blanket bond and errors and omissions insurance policy required by Section 3.09 or the cancellation or material modification of coverage under any such instrument.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Servicer, as required pursuant to Section 3.19 and Section 3.20, shall promptly furnish to each Rating Agency copies of the following:

                  1. Each annual statement as to compliance described in Section 3.19; and

                  2. Each annual independent public accountants' servicing report described in Section 3.20.

         Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, 99 Church Street, New York, New York 10007, to Fitch Ratings, One State Street Plaza, New York, New York 10004 and to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

SECTION 11.08.    Article and Section References.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.09.    Grant of Security Interest.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor, the Seller or the Originator. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, the Seller or the Originator, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor, the Seller or the Originator, and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Originator, the Seller and the Depositor to the Trustee of a security interest in all of the Originator's, the Seller's and the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 and the transfer pursuant to the Mortgage Loan Purchase Agreement to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  IN WITNESS WHEREOF, the Depositor, the Servicer the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                             GE-WMC MORTGAGE SECURITIES, L.L.C.,
                                             as Depositor


                                             By:
                                             Name:
                                             Title:



                                             _______________, as Servicer


                                             By:
                                             Name:
                                             Title:


                                             _______________, as Trustee


                                             By:
                                             Name:
                                             Title:

STATE OF _________          )
         _________          ) ss.:
COUNTY OF ________          )

                  On the _____ day of ___, before me, a notary public in and for said State, personally appeared ____, known to me to be a Chief Financial Officer of _________, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    --------------------------
                                                            Notary Public
[Notarial Seal]

STATE OF _________         )
         _________         ) ss.:
COUNTY OF_________         )

                  On the _____ day of _______, before me, a notary public in and for said State, personally appeared _______________ known to me to be ____________________ of ________, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    ------------------
                                                       Notary Public
[Notarial Seal]

STATE OF _________         )
         _________         ) ss.:
COUNTY OF ________         )

                  On the _____ day of ___, before me, a notary public in and for said State, personally appeared ____, known to me to be a Chief Financial Officer of _________, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  --------------------------
                                                         Notary Public
[Notarial Seal]